Exhibit 10.01

CLIFFORD CHANCE S.L. ABOGADOS

REFINANCING MASTER AGREEMENT

In Madrid, on 19 April 2010
BETWEEN
OF THE ONE PART:
BANCA MARCH, S.A., with registered offices at Palma, Avenida Alejandro Roselló 4, and Spanish Tax Identity Number A-07004021 (hereinafter, “Banca March”), represented by Mr. Enrique Vinuesa Mayoral with Spanish Identity Card number 51.385.238-H and Mr. Carlos Peralta Masa with Spanish Identity Card number 50.149.879-N, both duly empowered for these purposes.
BANCO BILBAO VIZCAYA ARGENTARIA, S.A., with registered offices at Bilbao, Plaza de San Nicolás 4, and Spanish Tax Identity Number A-48265169 (hereinafter, “BBVA”), represented by Mr. Jaime Lionel de Orueta Carvallo with Spanish Identity Card number 5.250.487-R and Ms. Teresa García-Agulló Bustillo with Spanish Identity Card number 51.410.186-B, both duly empowered for these purposes.
BANCO BIZKAIA KUTXA, AURREZKI KUTXA ETA BAHITETXEA,with registered offices at Bilbao, Gran Vía 30, and Spanish Tax Identity Number G-48412720 (hereinafter, “BBK”), represented by Mr. Rafael Martín Asensio with Spanish Identity Card number 2.088.033-R and Ms. Victoria Eugenia Pardo García with Spanish Identity Card number 11.854.286-V, both duly empowered for these purposes.
BANCO BPI, S.A., SUCURSAL EN ESPAÑA, with registered offices at Madrid, Paseo de la Castellana 40, Bis, and Spanish Tax Identity Number A-0401036I (hereinafter, “BPI”), represented by Mr. Manuel de Jesús Novo Ríos with Spanish Identity Card number 50.815.067-V and Mr. Domingo López Dorna with Spanish Identity Card number 50.036.424-Q, both duly empowered for these purposes.
BANCO CAIXA GERAL, S.A., with registered offices at Gerona, calle Policarpo Sanz, 5, and Spanish Tax Identity Number A-28226157 (hereinafter, “Caixa Geral”), represented by Mr. Manuel Angel Yagües Vega with Spanish Identity Card number 51.958.230-B and Mr. Francisco Javier Pareja Santana with Spanish Identity Card number 50.411.292-F, both duly empowered for these purposes.
BANCO COOPERATIVO ESPAÑOL, S.A., with registered offices in Madrid, calle Virgen de los Peligros 4-6, and Spanish Tax Identity Number A-79496055 (hereinafter,

“Banco Cooperativo”), represented by Mr. Ignacio Benlloch Fernández-Cuesta, with Spanish Identity Card number 50.300.773-A, and Ms. María Pilar Villaseca Pérez, with Spanish Identity Card number 2.634.844-X, both duly empowered for these purposes.
BANCO DE SABADELL, S.A., with registered offices at calle PZ de Sant Roc 20, Sabadell, Barcelona, and Spanish Tax Identity Number A-28226157 (hereinafter, “Sabadell”), represented by Ms. María Ángeles Fosar Mico with Spanish Identity Card number 50.824.616-K and Mr. Francisco Javier González Moñux with Spanish Identity Card number 50.947.033-D, both duly empowered for these purposes.
BANCO ESPAÑOL DE CRÉDITO, S.A, with registered offices at Madrid, Avenida Gran Vía de Hortaleza n.º 3, and Spanish Tax Identity Number A-28000032 (hereinafter, “Banesto”), represented by Mr. Asier González Linaza with Spanish Identity Card number 78.880.194-S and Mr. Jose Carlos Fernández Sánchez with Spanish Identity Card number 50.304.905-H, both duly empowered for these purposes.
BANCO ESPIRITO SANTO, S.A., Sucursal en España with registered offices Calle Serrano 88, 28006, Madrid, and Spanish Tax Identity Number N0102800J (hereinafter, “Espirito Santo”), represented by Mr. Jacobo Mariano García-Loygorri Suárez- Infiesta with Spanish Identity Card number 01.175.887-N and Mr. Miguel Ángel Hicar Fuster with Spanish Identity Card number 02.652.808-B, both duly empowered for these purposes.
BANCO ITAÚ EUROPA, S.A. – LONDON BRANCH with registered offices 17 Dominion Street, 6th floor, London EC2M 2EF , and registered with the Register of Companies for England and Wales under number FCO24329 (hereinafter, “Banco Itáu Europa”), represented by Mr. Rafael Navarro Navarro with Spanish Identity Card number 24.271.916-Q, duly empowered for these purposes.
BANCA MONTE DEI PASCHI DI SIENA SpA, SUCURSAL EN LONDRES, with registered offices in London (UK) 85 King William Street, planta 6 (hereinafter, “Monte dei Paschi”), represented by Mr. Francisco Javier Neira Menéndez, with Spanish Identity Card number 02.531.784-J, and Mr. Mark Hall, with Passport number 704.930.986, both duly empowered for these purposes.
BANCO PASTOR, S.A., with registered offices at La Coruña, cantón pequeño 1-3, Spanish Tax Identity Number A-15000128 (hereinafter, “Banco Pastor”), represented by Mr. Pablo

Rengifo Blanch, with Spanish Identity Card number 33.525.540-G, duly empowered for these purposes.
BANCO POPULAR ESPAÑOL S.A., with registered offices calle Velázquez, 34, 28001 Madrid, and Spanish Tax Identity Number A-28000727 (hereinafter, “Banco Popular”), represented by Ms. Ana Cáceres Ares with Spanish Identity Card number 71.125.788-J and Mr. Arnaldo Juan Alberti Esteban with Spanish Identity Card number 43.128.691-B, both duly empowered for these purposes.
BANCO SANTANDER, S.A., with registered offices at Santander, Paseo de Pereda 9-12, and Spanish Tax Identity Number A-39000013 (hereinafter, “Santander”), represented by Mr. Luis Estades Gutiérrez with Spanish Identity Card number 7.227.353-V and Mr. Víctor Menéndez de Miguel with Spanish Identity Card number 52.477.632-G, both duly empowered for these purposes.
BANK AUDI SARADAR FRANCE, with registered offices at 73, Avenue des Champs-Elysées, Paris and registered under number B 315766176 in the commercial register of paris (hereinafter, “Audi”), represented by Mr. Francisco Javier Neira Menéndez with Spanish Identity Card Number 02.531.784-J and Mr. Mark Hall with British Passport Number 704.930.986, both duly empowered for these purposes.
BANKINTER, S.A. with registered offices at Paseo de la Castellana, 29, Madrid and Spanish Tax Identity number A-28157360 (hereinafter, “Bankinter”), represented by Mr. Juan Miguel Ochoarrearte Goicoechea with Spanish identity Card Number 27.336.203-J and Mr. Jesús de las Sías Capa with Spanish Identity Card Number 2.491.775-R, both duly empowered for these purposes.
BANKOA, S.A., with registered offices at calle príncipe de vergara 32 and spanish tax identity number A-20043717 (hereinafter, “Bankoa”), represented by Mr. Francisco Berdial Riaza with Spanish Identity Card Number 50.786.085-S and Ms. María José Fernández-Torija Oyón with Spanish Identity Card number 16.551.373-K, both duly empowered for these purposes.
BNP PARIBAS, SUCURSAL EN ESPAÑA, with registered offices at Madrid, Ribera del Loira nº 28, and Spanish Tax Identity Number A-0011117-I (hereinafter, “BNP Spain”), represented by Ms. Carmen Pino Lozano with Spanish Identity Card number 25.084.965-S and Mr. Carlos Gardeazábal Ortiz with Spanish Identity Card number 50.303.379-X, both duly empowered for these purposes.

CAIXA BANCO DE INVESTIMENTO, S.A. SUCURSAL FINANCEIRA EXTERIOR, with registered offices at Rua Barata Salgueiro, number 33, Lisbon and Tax Identity Number 501898417, registered in the Lisbon Comercial Registry (hereinafter, “Caixa BI”), represented by Ms. María Sánchez Balsera with Spanish Identity Card number 30.207.134-S and Ms. Ana Martín Lareu with Spanish Identity Card number 02.624.612-J, both duly empowered for these purposes.
CAIXA DE AFORROS DE VIGO, OURENSE Y PONTEVEDRA, with registered offices in Avenida García Barbón, 1 and 3, 36201 Vigo and Spanish Tax Identity Number G-36600369 (hereinafter, “Caixanova”) represented by Ms. Arancha Sánchez Muñiz with Spanish Identity Card number 44.446.276-H, duly empowered for these purposes.
CAIXA DE AHORROS DE GALICIA, with registered offices in e la Coruña, Rua Nueva, 30-32 Spanish Tax Identity Number G-15028947 (hereinafter, “Caixa Galicia”), represented by Mr. Arturo Bermúdez Cachaza with Spanish Identity Card number 32.756.081-X, duly empowered for these purposes.
CAIXA D’ESTALVIS I PENSIONS DE BARCELONA (CAJA DE AHORROS Y PENSIONES DE BARCELONA) with registered offices at Barcelona, Avenida Diagonal número 621-629 and Spanish Tax Identity Number G-58.899.998 (hereinafter, “la Caixa) represented by Mr. Carlos de Parias Halcón with Spanish Identity Card number 27.312.996-J and Mr. Oscar Sánchez Bargos with Spanish Identity Card number 00.837.908-H, both duly empowered for these purposes.
CAJA DE AHORROS DE ASTURIAS, with registered offices in Oviedo, Plaza de la Escandalera, número 2 and Spanish Tax Identity Number G-33001884 (hereinafter, “Caja Asturias”), represented by Mr. Rafael Caruana Careaga with Spanish Identity Card number 50.697.840-K, duly empowered for these purposes.
CAJA DE AHORROS DE VALENCIA, CASTELLÓN Y ALICANTE (BANCAJA), with registered offices at calle Caballeros, número 2, Castellón with Spanish Tax Identity Number G-46002804 (hereinafter, “Bancaja”), represented by Mr. José Manuel Gómez Soler with Spanish Identity Card number 45.423.027-M, duly empowered for these purposes.
CAJA DE AHORROS DE VITORIA Y ÁLAVA, with registered offices at calle Paseo de la Biosfera número 6 with Spanish Tax Identity Number G-01104256 (hereinafter, “Caja Vital”), represented by Mr. Abel María González Martín with Spanish Identity Card number 1.398.423-T, duly empowered for these purposes.

CAJA DE AHORROS DEL MEDITERRÁNEO, with registered offices in Alicante, calle San Fernando 40, with Spanish Tax Identity Number G-03046562 (hereinafter, “CAM”), represented by Mr. Ignacio Cubillo Santamaría, with Spanish Identity Card number 05.380.719-F, duly empowered for these purposes.
CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID with registered offices at Madrid, Plaza de Celenque nº 2 and Spanish Tax Identity Number G-28029007 (hereinafter, “Caja Madrid”), represented by Mr. Francisco Javier Fernández-Montes López-Morato with Spanish Identity Card number 50.298.754-P and Mr. José Luis García Pérez with Spanish Identity Card number 821.184-S, both duly empowered for these purposes.
CAJA DE AHORROS Y MONTE DE PIEDAD DE SEGOVIA with registered offices at Segovia, Avenida de Fernández Ladreda, 8 and Spanish Tax Identity Number G-40000192 (hereinafter, “Caja Segovia”), represented by Mr. Antonio Suárez García with Spanish Identity Card number 5.347.871-A, duly empowered for these purposes
CAJA DE AHORROS Y MONTE DE PIEDAD DE ZARAGOZA, ARAGÓN Y RIOJA (IBERCAJA) with registered offices at Zaragoza Plaza de Basilio Paraíso number 2 and Spanish Tax Identity Number G-50000652 (hereinafter, “Ibercaja”), represented by Mr. Eduardo Vélez Criado with Spanish Identity Card number 50.300.392-J, duly empowered for these purposes.
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, SUCURSAL EN ESPAÑA with registered offices at Paseo de la Castellana 1, Madrid 28046 and Spanish Tax Identity Number A-00110043-G (hereinafter, “Calyon”), represented by Mr. Carlos Ballesteros Aranzana with Spanish Identity Card number 13.164.280-T and Mr. Bruno Mata Mayrand with Spanish Identity Card number 5.411.775-J, both duly empowered for these purposes.
CITIBANK INTERNATIONAL PLC, SPANISH BRANCH, with registered offices at Spain, calle José Ortega y Gasset, 29, Edificio Beatriz and Spanish Tax Identity Number N0066134H (hereinafter, “Citibank”), represented by Mr. Pedro López-Quesada Fernández-Urrutia with Spanish Identity Card number 50.812.595-Y.
COMMERZBANK AKTIENGESELLSCHAFT with registered offices at Spain, Paseo de la Castellana, number 110 and Spanish Tax Identity Number A-0041282E (hereinafter, “Commerzbank”), represented by Mr. Suheil Abdo of Austrian nationality with Spanish residence card X-2280472-E and Mr. Jeffrey Reginald Smith with British Passport Number 702.826.963, both duly empowered for these purposes.

COÖPERATIEVE CENTRALE RAIFEEISEN-BOERENLEENBANK, B.A., SUCURSAL EN ESPAÑA, with registered offices, calle Padilla 30, Spanish Tax Identity Number F-0031750-C registered Commercial Registry of Madrid (volume 12.663, folio 129, sección 8a, page M-202798) (hereinafter, “Rabobank”), represented by Mr. Marco Alfonso Blanco García, with Spanish Identity Card number 01.929.126-R, and Ms. María Sabugal Méndez-Trelles, with Spanish Identity Card number 44.431.056-R, both duly empowered for these purposes.
FORTIS BANK, S.A., SUCURSAL EN ESPAÑA, with registered offices at calle Serrano 73 and Spanish Tax Identity Number A-0021127 (hereinafter, “Fortis”), represented by Mr. Fernando Alfaro de la Herrán with Spanish Identity Card number 2.516.247-R and Mr. Ignacio Mori Aldeanueva with Spanish Identity Card number 3.101.793-J, both duly empowered for these purposes.
HSBC BANK PLC, SUCURSAL EN ESPAÑA, with registered offices at Madrid, Plaza Pablo Ruiz Picasso s/n, Torre Picasso, 33rd floor, and Spanish Tax Identity Number W-0061401F (hereinafter, “HSBC”), represented by Mr. Francisco Javier Neira Menéndez with Spanish Identity Card number 02.531.784-J and Mr. Mark Hall with British Passport Number 704.930.986, both duly empowered for these purposes.
INSTITUTO DE CRÉDITO OFICIAL, Public Spanish Company with registered offices at Madrid, Paseo del Prado 4 and Spanish Tax Identity Number Q-28-76002C (hereinafter, “ICO”), represented by Ms. Noelia López García with Spanish Identity Card number 50.848.182-N.
MONTE DE PIEDAD Y CAJA GENERAL DE AHORROS DE BADAJOZ, with registered offices at Badajoz, Paseo de San Francisco, 18 and Spanish Tax Identity Number 32339889A (hereinafter, “Caja Badajoz”), represented by Mr. Pablo Albaladejo González with Spanish Identity Card number 5.269.619-C.
NATIXIS, SUCURSAL EN ESPAÑA with registered offices at Madrid, Paseo de Recoletos 7 y 9 and Spanish Tax Identity Number N-0013055-1 (hereinafter, “Natixis”), represented by Mr. José Luis Sánchez García with Spanish Identity Card number 46.112.737-Z and Mr. Pedro Aragonés González with Spanish Identity Card number 405.859-R, both duly empowered for these purposes.
SOCIÉTÉ GÉNÉRALE, S.A., with registered offices in Paris (France), 29 Boulevard Haussmann registered in Commercial Registry of Paris and France Tax Identity Number 552.120.222 RCS (en lo sucesivo, “SocGen”), represented by Mr. Fernando Arsuaga Ortiz de Zarate, with Spanish Identity Card number 15.896.203-Y, and Mr. Lucas Pablo Damlaimcourt Brazier, with Spanish Identity Card number 50.716.456-F, both duly empowered for these purposes.
THE ROYAL BANK OF SCOTLAND, PLC, with registered offices at 36 St. Andrew Square, Edimburgo EH22YB and Scotish Tax Identity Number 90312 (hereinafter, “RBS”), duly represented.
The “Senior Lenders”
OF ANOTHER PART:
BANCO ESPAÑOL DE CRÉDITO, S.A, with registered offices at Madrid, Avenida Gran Vía de Hortaleza n.º 3, and Spanish Tax Identity Number A-28000032 (hereinafter, “Banesto”), represented by Mr. Asier González Linaza with Spanish Identity Card number 78.880.194-S and Mr. Jose Carlos Fernández Sánchez with Spanish Identity Card number 50.304.905-H, both duly empowered for these purposes.
BANCO SANTANDER, S.A., with registered offices at Santander, Paseo de Pereda 9-12, and Spanish Tax Identity Number A-39000013 (hereinafter, “Santander”), represented by Mr. Luis Estades Gutiérrez with Spanish Identity Card number 7.227.353-V and Mr. Víctor Menéndez de Miguel with Spanish Identity Card number 52.477.632-G, both duly empowered for these purposes.
BNP PARIBAS, SUCURSAL EN ESPAÑA, with registered offices at Madrid, Ribera del Loira nº 28, and Spanish Tax Identity Number A-0011117-I (hereinafter, “BNP Spain”), represented by Ms. Carmen Pino Lozano with Spanish Identity Card number 25.084.965-S and Mr. Carlos Gardeazábal Ortiz with Spanish Identity Card number 50.303.379-X, both duly empowered for these purposes.
CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID with registered offices at Madrid, Plaza de Celenque nº 2 and Spanish Tax Identity Number G-28029007 (hereinafter, “Caja Madrid”), represented by Mr. Francisco Javier Fernández-Montes López-Morato with Spanish Identity Card number 50.298.754-P and Mr. José Luis García Pérez with Spanish Identity Card number 821.184-S, both duly empowered for these purposes.
CAIXA D’ESTALVIS I PENSIONS DE BARCELONA (CAJA DE AHORROS Y PENSIONES DE BARCELONA) with registered offices at Barcelona, Avenida Diagonal

número 621-629 and Spanish Tax Identity Number G-58899998 (hereinafter, “la Caixa represented by Mr. Carlos de Parias Halcón with Spanish Identity Card number 27.312.996-J and Mr. Oscar Sánchez Bargos with Spanish Identity Card number 00.837.908-H, both duly empowered for these purposes.
HSBC BANK PLC, with registered offices at Level 3, Canada Square, London E14 5HQ, registered at the Registration Office of Companies of England and Wales under the No. 14259 (hereinafter, “HSBC London”), represented by Mr. Francisco Javier Neira Menéndez with Spanish Identity Card number 02.531.784-J and Mr. Mark Hall with British Passport Number 704.930.986, both duly empowered for these purposes.
HSBC BANK PLC, SUCURSAL EN ESPAÑA, with registered offices at Madrid, Plaza Pablo Ruiz Picasso s/n, Torre Picasso, 33rd floor, and Spanish Tax Identity Number W-0061401F (hereinafter, “HSBC”), represented by Mr. Francisco Javier Neira Menéndez with Spanish Identity Card number 02.531.784-J and Mr. Mark Hall with British Passport Number 704.930.986, both duly empowered for these purposes.
NATIXIS, SUCURSAL EN ESPAÑA with registered offices at Madrid, Paseo de Recoletos 7 y 9 and Spanish Tax Identity Number N-0013055-1 (hereinafter, “Natixis”), represented by Mr. José Luis Sánchez García with Spanish Identity Card number 46.112.737-Z and Mr. Pedro Aragonés González with Spanish Identity Card number 405.859-R, both duly empowered for these purposes.
The “Bridge Lenders”
OF ANOTHER PART:
BANCO BILBAO VIZCAYA ARGENTARIA, S.A., with registered offices at Bilbao, Plaza de San Nicolás 4, and Spanish Tax Identity Number A-48265169 (hereinafter, “BBVA”), represented by Mr. Jaime Lionel de Orueta Carvallo with Spanish Identity Card number 5.250.487-R and Ms. Teresa García-Agulló Bustillo with Spanish Identity Card number 51.410.186-B, both duly empowered for these purposes.
BANCO ESPAÑOL DE CRÉDITO, S.A, with registered offices at Madrid, Avenida Gran Vía de Hortaleza n.º 3, and Spanish Tax Identity Number A-28000032 (hereinafter, “Banesto”), represented by Mr. Asier González Linaza with Spanish Identity Card number 78.880.194-S and Mr. Jose Carlos Fernández Sánchez with Spanish Identity Card number 50.304.905-H, both duly empowered for these purposes.

BANCO SANTANDER, S.A., with registered offices at Santander, Paseo de Pereda 9-12, and Spanish Tax Identity Number A-39000013 (hereinafter, “Santander”), represented by Mr. Luis Estades Gutiérrez with Spanish Identity Card number 7.227.353-V and Mr. Víctor Menéndez de Miguel with Spanish Identity Card number 52.477.632-G, both duly empowered for these purposes.
BANCO DE SABADELL, S.A., with registered offices at calle PZ de Sant Roc 20, Sabadell, Barcelona, and Spanish Tax Identity Number A-28226157 (hereinafter, “Sabadell”), represented by Ms. María Ángeles Fosar Mico with Spanish Identity Card number 50.824.616-K and Mr. Francisco Javier González Moñux with Spanish Identity Card number 50.947.033-D, both duly empowered for these purposes.
BANKINTER, S.A. with registered offices at Paseo de la Castellana, 29, Madrid and Spanish Tax Identity number A-28157360 (hereinafter, “Bankinter”), represented by Mr. Juan Miguel Ochoarrearte Goicoechea with Spanish identity Card Number 27.336.203-J and Mr. Jesús de las Sías Capa with Spanish Identity Card Number 2.491.775-R,both duly empowered for these purposes.
CAIXA DE AHORROS DE GALICIA, with registered offices in e la Coruña, Rua Nueva, 30-32 Spanish Tax Identity Number G-15028947 (hereinafter, “Caixa Galicia”), represented by Mr. Arturo Bermúdez Cachaza with Spanish Identity Card number 32.756.081-X, duly empowered for these purposes.
CAIXA D’ESTALVIS I PENSIONS DE BARCELONA (CAJA DE AHORROS Y PENSIONES DE BARCELONA) with registered offices at Barcelona, Avenida Diagonal número 621-629 and Spanish Tax Identity Number G-58899998 (hereinafter, “la Caixa represented by Mr. Carlos de Parias Halcón with Spanish Identity Card number 27.312.996-J and Mr. Oscar Sánchez Bargos with Spanish Identity Card number 00.837.908-H, both duly empowered for these purposes.
CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID with registered offices at Madrid, Plaza de Celenque nº 2 and Spanish Tax Identity Number G-28029007 (hereinafter, “Caja Madrid”), represented by Mr. Francisco Javier Fernández-Montes López-Morato with Spanish Identity Card number 50.298.754-P and Mr. José Luis García Pérez with Spanish Identity Card number 821.184-S, both duly empowered for these purposes.
The “Bilateral Lenders”

The Senior Lenders, the Bridge Lenders and the Bilateral Lenders will be hereinafter jointly referred to as the “Lenders”.
OF ANOTHER PART:
BANCO BILBAO VIZCAYA ARGENTARIA, S.A., with registered offices at Bilbao, Plaza de San Nicolás 4, and Spanish Tax Identity Number A-48265169 (hereinafter, “BBVA”), represented by Mr. Jaime Lionel de Orueta Carvallo with Spanish Identity Card number 5.250.487-R and Ms. Teresa García-Agulló Bustillo with Spanish Identity Card number 51.410.186-B, both duly empowered for these purposes.
BANCO ESPAÑOL DE CRÉDITO, S.A, with registered offices at Madrid, Avenida Gran Vía de Hortaleza n.º 3, and Spanish Tax Identity Number A-28000032 (hereinafter, “Banesto”), represented by Mr. Asier González Linaza with Spanish Identity Card number 78.880.194-S and Mr. Jose Carlos Fernández Sánchez with Spanish Identity Card number 50.304.905-H, both duly empowered for these purposes.
BANCO SANTANDER, S.A., with registered offices at Santander, Paseo de Pereda 9-12, and Spanish Tax Identity Number A-39000013 (hereinafter, “Santander”), represented by Mr. Luis Estades Gutiérrez with Spanish Identity Card number 7.227.353-V and Mr. Víctor Menéndez de Miguel with Spanish Identity Card number 52.477.632-G, both duly empowered for these purposes.
BNP PARIBAS, SUCURSAL EN ESPAÑA, with registered offices at Madrid, Ribera del Loira nº 28, and Spanish Tax Identity Number A-0011117-I (hereinafter, “BNP Spain”), represented by Ms. Carmen Pino Lozano with Spanish Identity Card number 25.084.965-S and Mr. Carlos Gardeazábal Ortiz with Spanish Identity Card number 50.303.379-X, both duly empowered for these purposes.
CAIXA D’ESTALVIS I PENSIONS DE BARCELONA (CAJA DE AHORROS Y PENSIONES DE BARCELONA) with registered offices at Barcelona, Avenida Diagonal número 621-629 and Spanish Tax Identity Number G-58899998 (hereinafter, “la Caixa represented by Mr. Carlos de Parias Halcón with Spanish Identity Card number 27.312.996-J and Mr. Oscar Sánchez Bargos with Spanish Identity Card number 00.837.908-H, both duly empowered for these purposes.
CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID with registered offices at Madrid, Plaza de Celenque nº 2 and Spanish Tax Identity Number G-28029007 (hereinafter, “Caja Madrid”), represented by Mr. Francisco Javier Fernández-Montes López-Morato with Spanish Identity Card number 50.298.754-P and Mr. José Luis García Pérez with Spanish Identity Card number 821.184-S, both duly empowered for these purposes.
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, with registered offices at 9 Quai du Président Paul Doumer, 9290, Paris La Défense Cedex, and French Tax Identity Number 304 187 701 (hereinafter, “Crédit Agricole”), represented by Mr. Carlos Ballesteros Aranzana with Spanish Identity Card number 13.164.280-T and Mr. Bruno Mata Mayrand with Spanish Identity Card number 5.411.775-J, both duly empowered for these purposes.
CITIBANK INTERNATIONAL PLC, LONDON BRANCH, with registered offices at London, 33 Canada Square, Canary Wharf, E14 5LB (hereinafter, “Citibank London”), represented by Mr. Jesús Casas Cardenal, with Spanish Identity Card number 00.810.653-H.
HSBC BANK PLC, SUCURSAL EN ESPAÑA, with registered offices at Madrid, Plaza Pablo Ruiz Picasso s/n, Torre Picasso, 33rd floor, and Spanish Tax Identity Number W-0061401F (hereinafter, “HSBC”), represented by Mr. Francisco Javier Neira Menéndez with Spanish Identity Card number 02.531.784-J and Mr. Mark Hall with British Passport Number 704.930.986, both duly empowered for these purposes.
The “Hedge Counterparties”
OF ANOTHER PART:
HSBC BANK PLC, SUCURSAL EN ESPAÑA, with registered offices at Madrid, Plaza Pablo Ruiz Picasso s/n, Torre Picasso, 33rd floor, and Spanish Tax Identity Number W-0061401F (hereinafter, “HSBC”), represented by Mr. Francisco Javier Neira Menéndez with Spanish Identity Card number 02.531.784-J and Mr. Mark Hall with British Passport Number 704.930.986, both duly empowered for these purposes.
The “Subordinated Lender”
HSBC BANK PLC, SUCURSAL EN ESPAÑA is also acting in this Agreement in its capacity as Agent of the Lenders and the Hedge Counterparties.
The Bilateral Lenders hereby expressly appoint HSBC BANK PLC, SUCURSAL EN ESPAÑA to act as their Agent under this Agreement and under the Guarantee and Security Agreement described below.

AND OF THE OTHER PART:
PROMOTORA DE INFORMACIONES, S.A., a company duly incorporated under the laws of Spain, with registered offices at Madrid, Gran Vía 32, and Spanish Tax Identity Number A-28.297.059 (hereinafter, “PRISA” or the “Borrower”), duly represented by Mr. Juan Luis Cebrián Echarri, with Spanish Identity Card number 00.551.854-S, duly empowered for these purposes.
OF ANOTHER PART:
GRUPO EMPRESARIAL DE MEDIOS IMPRESOS, S.L., a company duly incorporated under the laws of Spain, with registered offices at Madrid, Gran Vía 32,and Spanish Tax Identity Number 82.499.856 (hereinafter, “GMI”), duly represented by Mr. José Ángel García Olea, with Spanish Identity Card number 22.711.002-C, duly empowered for these purposes.
DIARIO EL PAÍS, S.L., a company duly incorporated under the laws of Spain, with registered offices at Madrid, Calle Miguel Yuste 40 and Spanish Tax Identity Number B-78.426.046 (hereinafter, “Diario El País”), duly represented by Mr. José Ángel García Olea, with Spanish Identity Card number 22.711.002-C, duly empowered for these purposes.
VERTIX, S.G.P.S, S.A., a company duly incorporated under the laws of Portugal, with registered offices at Estrada de Outurela, 118, Carnaxide – Oerias, registered with the commercial registry of Cascais with Number 82.499.856 (hereinafter, “Vertix”), duly represented by Mr. Manuel Polanco Moreno, with Spanish Identity Card number 50.307.639-S, duly empowered for these purposes.
GRUPO SANTILLANA DE EDICIONES, S.L., a company duly incorporated under the laws of Spain, with registered offices at Madrid, calle Torrelaguna 60 and Spanish Tax Identity Number B-28.095.420 (hereinafter, “Santillana”), duly represented by Mr. Miguel Ángel Cayuela Sebastián, with Spanish Identity Card number 13.093.494-A, duly empowered for these purposes.
SOCIEDAD DE SERVICIOS RADIOFÓNICOS UNIÓN RADIO, S.L. a company duly incorporated under the laws of Spain, with registered offices at Madrid, Gran Vía 32 nd Spanish Tax Identity Number B-80.739.063 (hereinafter, “Unión Radio”). duly represented by Mr. Augusto Delkader Teig, with Spanish Identity Card number 31.183.680-G, duly empowered for these purposes.
The “Guarantors”

SOGECABLE, S.A., a Spanish company with registered address at Tres Cantos, Avda. de los Artesanos, 6, and C.I.F. number A-79.114.815 (hereinafter, indistinctly, “Sogecable”), represented by Mr. Pedro García Guillén, with Spanish Identity Card number 2.601.897-E, duly authorised for this purpose.
PRISA, the Guarantors, Sogecable, the Lenders, the Hedge Counterparties and the Subordinated Lender will be hereinafter jointly referred to as the “Parties”, and individually, as the or one “Party”.

THEY HEREBY DECLARE
I	That on 19 May 2006 PRISA and the Senior Lenders, with HSBC Sucursal en España acting as Agent (the “Senior Agent”), entered into a syndicated credit agreement up to one thousand and six hundred million euros (€1,600,000,000) that was amended on 19 June 2007 for the purposes of, among others, increase the maximum amount up to two thousand and fifty million euros (€2,050,000,000) and on 24 March 2010 (hereinafter, such agreement as amended from time to time, the “Senior Facility Agreement” or “SFA”).

The maturity date of the Senior Facility Agreement is 19 May 2013 (the “Senior Facility Maturity Date”).

The Senior Lenders are listed in Annex I.

II	That on 20 December 2007 PRISA and the Bridge Lenders, with HSBC Sucursal en España acting as Agent (the “Bridge Agent”), entered into a syndicated credit agreement up to four thousand and two hundred and thirty million euros (€4,230,000,000) that was amended on 27 December 2007, on 29 February 2008, on 22 May 2008, on 20 June 2008, on 18 July 2008, 10 November 2008, 31 March 2009, 30 April 2009 and 13 May 2009 and on 30 March 2010 (hereinafter, such agreement, as amended, supplemented or restated, from time to time, (the “Bridge Facility Agreement” or “BFA”).

The maturity date of the Bridge Facility Agreement is 19 April 2010 (the “Bridge Facility Maturity Date”).

The Bridge Lenders are listed in Annex II.

III	That PRISA and its subsidiary Santillana have signed bilateral financing agreements with certain financial entities: these agreements are listed in Annex III.

The financial entities listed in Annex III, and in relation to the amount of bilateral financing set out therein opposite such financial entity’s name, will be hereinafter referred to as the “Bilateral Lenders”, and these facilities will be referred to as the “Bilateral Facilities Agreements”.

Hereinafter, the Senior Facilities Agreement, the Bridge Facilities Agreement and the Bilateral Facilities Agreements will be referred to as the “Facilities Agreements”.

IV	That on 15 July 2005 Sogecable S.A., currently a 100% subsidiary to PRISA (“Sogecable”) and certain financial entities, with HSBC Sucursal en España acting as Agent (the “Sogecable Agent”), entered into a syndicated credit agreement up to one thousand and six hundred million euros (€1,600,000,000) (hereinafter, such agreement the “Sogecable Facility Agreement”).

V	That on 20 December 2007 Sogecable and Telefónica de España S.A. (“Telefónica”) entered into a subordinated debt agreement which is in an amount outstanding as at the date hereof of two hundred and thirty two million euro (€232 Million) (hereinafter, such agreement the “Telefónica Subordinated Debt”).

VI	That on 20 December 2007, HSBC and PRISA entered into a subordinated facility agreement up to two hundred million euros (€200,000,000) (hereinafter, such agreement the “PRISA Subordinated Agreement”).

VII	That on 18 July 2008, and on the context of the request made by PRISA to the Senior Lenders for a waiver of certain aspects of the Senior Facility Agreement, PRISA executed, before Mr Rodrigo Tena Arregui, Notary Public in Madrid, and under number 2,032 of his official records, a public deed confirming certain undertakings (the “Ratification of Undertakings Deed”).

VIII	That PRISA has also entered into certain hedging agreements with the Hedge Counterparties. Those agreements and the relevant Hedge Counterparties are listed in Annex IV.

IX	That the guarantees and/or security granted as of today by PRISA and the Guarantors in favour of the Lenders, the Hedge Counterparties and the Subordinated Lender are described in the chart attached to this agreement as Annex V.

X	That PRISA wishes to restructure its debt and ensure its medium-term financial stability in order to exploit its strength on the market and brand leadership, expecting to thus generate greater economic value for its shareholders and financial creditors (the “Debt Restructuring”).

XI	That the Debt Restructuring is based on the following basic principles, namely, (i) a reduction of the current level of debt maintained by PRISA with the Senior Lenders and the Bridge Lenders under the Senior Facility Agreement and the Bridge Facility Agreement respectively; (ii) the extension of (a) the Bridge Facility Maturity Date and (b) the Bilateral Facilities Agreements maturity dates (the “Bilateral Facilities

Maturity Dates”) to the same date as the Senior Facility Maturity Date; (iii) the amendment of certain terms and conditions of both the Senior Facility Agreement and the Bridge Facility Agreement; and (iv) the granting by PRISA of New Security (as this term is defined in Clause 8) in the terms and conditions set out in Clause 8.

With a view to generating the funds necessary to proceed with the reduction of the debt mentioned in paragraph (i) above, PRISA is in the process of implementing (a) the sale of certain assets, as described in Clause 2 and (b) the increase of its equity, as described in Clause 3, by means of (1) a capital increase in kind to be subscribed by the stockholders of Liberty Acquisitions Holdings Corp. (“Liberty”) by means of an exchange of securities involving the delivery of all outstanding Liberty shares and warrants against newly issued shares of PRISA and (2) a capital increase to be subscribed in cash by its current shareholders.

For the purposes of paragraph (ii) above mentioned, the extension of the Bridge Facility Maturity Date is subject to the terms and conditions set out in Clause 5.

XII	That (a) the application of the funds received from the transactions described in Recital XI above, as well as (b) the release by the Lenders, the Hedge Counterparties and the Subordinated Lender of certain personal or in rem guarantees granted in their favour are essential elements for the Debt Restructuring, which requires the consent of the Senior Lenders and the Bridge Lenders on certain points, pursuant to the provisions of the Senior Facility Agreement and Bridge Facility Agreement, respectively.

XIII	And as the Parties wish to set out the basis and conditions pursuant to which the Debt Restructuring will be carried out in this master agreement, they agree to enter into this REFINANCING MASTER AGREEMENT (the “Agreement”) pursuant to the following

CLAUSES
0. DEFINITIONS
“Amended December 2009 Instalment” means the amortization installment due in December 2009 under the Senior Facility Agreement as amended by a novation agreement entered into, among others, the Senior Lenders and PRISA on 24 March 2010, with effects as of 18 March 2010, on a public document executed before the Public Notary of Madrid Mr. Rodrigo Tena Arregui.
“Audited Consolidated Annual Financial Statements “ means the audited consolidated annual financial statements of the PRISA Group for the financial year ending on 31 December 2009 (in sufficient copies for the Lenders) with no other qualification than the Final Bridge Facility Maturity Date Extension being conditional only upon satisfaction of the conditions precedent set out in Schedule 2;
“Auditor” means Deloitte, S.L.;
“Business day” means, in order to calculate interest rates and to make payments, any day (except for Saturdays and Sundays) on which TARGET 2 (Trans-European Automated Real-time Gross Settlement Express Transfer 2 payment system) is open for settlement of payments in Euro, and for other concepts, any day of the week except Saturdays, Sundays and holidays according to the official calendars for Madrid, Barcelona and London;
“Digital +” means the direct-to-home satellite TV operation of Sogecable, S.A.;
“Event of Default” means the event of default caused by the breach of PRISA or any of its subsidiaries of any of their obligations under this Agreement;
“Media Capital” means GRUPO MEDIA CAPITAL, S.G.P.S, S.A.;
“Net Proceeds” means in relation to the Media Capital Disposal or, as applicable, the Santillana Disposal, the net cash proceeds received by the PRISA Group (including any amount received in repayment of intercompany debt other than from a member of the PRISA Group which remains a member of the PRISA Group) under or in relation to the Media Capital Disposal or, as applicable, the Santillana Disposal, after deducting:
(a)	reasonable out of pocket expenses, costs and liabilities incurred by any member of the PRISA Group under or in connection with the Media Capital Disposal or, as applicable, the Santillana Disposal.

(b)	VAT and other taxes paid or payable or reasonably reserved by any member of the PRISA Group as a direct result of the Media Capital Disposal or, as applicable, the Santillana Disposal;

(c)	any amounts required to be held in escrow pending determination of whether a purchase price adjustment or indemnity or other payment or adjustment will be made, for so long as and to the extent held in escrow; and

(d)	any net cash proceeds effectively paid under any warranty or indemnity given in respect of the Media Capital Disposal or, as applicable, the Santillana Disposal.
“New Equity Investment Documents” means, amongst other documents, (1) a “business combination agreement” (the “Business Combination Agreement”), dated 5 March 2010 and entered into by the Borrower and Liberty (2) an “agreement of commitment to vote in favour of the resolution for increase of capital in Promotora de Informaciones S.A.” dated 5 March 2010 and entered into by Rucandio S.A. and Liberty, (3) a “sponsor support agreement” dated 5 March 2010 and entered into by the Borrower, Berggruen Acquisition Holdings Ltd. And Marlin Equitis II LLC, and (4) an “amendment agreement” to a Second Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company and Liberty and dated 6 December 2007, such amendment agreement dated 5 March 2010 and entered into by, amongst others, Liberty and the Borrower, all such documents evidencing an agreement between the Borrower and Liberty to increase the share capital of the Borrower by an in-kind share exchange through the delivery to the Borrower of all the shares in Liberty and any warrants over shares in Liberty that may exist from time to time, for a combination of ordinary and non-voting convertible shares of the Borrower, on the condition that the Borrower shall actually acquire, once the merger between Liberty and a newly formed, wholly owned subsidiary of Liberty incorporated in the Commonwealth of Virginia takes place on the terms set out in the Business Combination Agreement, a cash net amount in USD of not less than, once converted into EUR at an EUR/USD exchange rate of 1.364 and together with the net proceeds effectively received by the Borrower as a consequence of the Rights Issue, EUR 450,000,000 (and shall include, without limitation, evidence of the filing of the related form 8-K with the United States Securities and Exchange Commission Written as required pursuant to Rule 425 under the Securities Act (17 CFR 230.425) (Commission File Number 001-33862)).
“Novation Agreement” means the novation agreement of the Senior Facility Agreement entered into, among others, the Senior Lenders and PRISA on 24 March 2010, with effects as of 18 March 2010, on a public document executed before the Public Notary of Madrid Mr. Rodrigo Tena Arregui;
“Ongoing” means Ongoing Media SGPS, S.A.;
“PRISA Group” means the Borrower and its Subsidiaries which, at any time, are consolidated in a group (whether on a global, proportional or equivalent (“puesta en equivalencia”) basis);
“Rights Issue” means the offer to be made by PRISA to its shareholders in accordance with the terms of Clauses 9.3(d) and 9.18 of the Business Combination Agreement to subscribe in cash for the increase of its share capital in an amount of up to EUR 150,000,000.
“Santillana” means Grupo Santillana de Ediciones S.L.;
“Sogecable” means Sogecable, S.A.;
“Sogecuatro” means a 100% subsidiary of Sogecable to which the assets and liabilities of the free-to-air TV channel of Sogecable (Cuatro) have been spun-off;
“Subsidiary” means in relation to any company or corporation, a company or corporation:
(a)	which is controlled, directly or indirectly, by PRISA;

(b)	more than half of the issued share capital of which is owned, directly or indirectly (through one or more companies or corporations) by PRISA; or

(c)	which is a Subsidiary of another Subsidiary of PRISA,
and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able (directly or indirectly) to direct its affairs and/or to control the composition of its board of directors or equivalent body;
“Telecinco” means Gestevisión Telecinco, S.A.;
“Vertix” means VERTIX, S.G.P.S, S.A.
“Unión Radio” means Sociedad de Servicios Radiofónicos Unión Radio S.L.
1.	OBJECT OF THE AGREEMENT

The object of this Agreement is to set the terms and conditions under which PRISA will carry out the Debt Restructuring, in the terms set out below, with the consent of the Senior Lenders, the Bridge Lenders, the Bilateral Lenders, the Hedge Counterparties and the Subordinated Lender, as appropriate in each case.

PRISA’s Debt Restructuring will be implemented along the following principles:
(a)	the reduction of the current level of debt maintained by PRISA with the Lenders, via (i) the disposal of certain assets owned by PRISA and/or certain of its subsidiaries and equity raising and (ii) the application of the funds obtained in this way to the partial prepayment of the Senior Facility Agreement and the Bridge Facility Agreement;

(b)	the extension of the Bridge Facility Maturity Date and the Bilateral Facilities Maturity Dates to the Senior Facility Maturity Date; and

(c)	the amendment of certain terms and conditions of both the Senior Facility Agreement and the Bridge Facility Agreement; the granting of New Security (as this term is defined in Clause 8.2.) in the terms and conditions set out in Clause 8.
2.	DISPOSAL OF ASSETS

For the purposes of the Debt Restructuring, PRISA is currently carrying out the following asset disposals:

2.1	Disposal of a minority interest in Media Capital.

Media Capital is a 94,69% subsidiary of Vertix, which is in turn a 100% subsidiary of PRISA. Vertix entered into a Share Purchase Agreement with Ongoing dated 28 September 2009 to sell a 29.69% stake in the stock capital of Media Capital for a Net Proceeds of €100M. However this transaction was not approved by the Portuguese competition authorities as Ongoing did not satisfy the conditions imposed by the Entidade Reguladora para a Comunicação Social.

As a consequence, Vertix hereby formally undertakes to (i) reinitiate a sale process with the view of selecting, as soon as possible, a buyer for the said stake in Media Capital, for an amount of not less than one hundred million Euros (€100,000,000) and on substantially the same terms and conditions as the Share Purchase Agreement with Ongoing and (ii) to complete the transaction by no later than 31 December 2010 (the

“Media Capital Disposal”). It is anticipated that the completion of the disposal will be conditional upon the partial release by the Lenders, the Hedge Counterparties and the Subordinated Lender, in accordance with Annex V, of the currently existing pledge over 100% of the shares owned by Vertix in the stock capital of Media Capital (the “Media Capital Pledge”).

2.2	Disposal of a minority interest in Santillana.

Santillana is a 99.99% subsidiary of PRISA. PRISA has entered into a Share Purchase Agreement with the funds managed by DLJSAP Publishing Coöperatief U.A. dated 15 December 2009 to sell approximately a 25% stake in the stock capital of Santillana for Net Proceeds of € 230 Million (the “Santillana Disposal”). Completion of the disposal is conditional upon (i) the release by the Lenders and the Subordinated Lender of the currently existing guarantee issued by Santillana in favour of the Lenders and the Subordinated Lender securing PRISA’s obligations under the Facilities Agreements and the PRISA Subordinated Agreement (the “Santillana Guarantee”) as well as the partial release by the Lenders, the Hedge Counterparties and the Subordinated Lender of the currently existing pledge over 99.99% of the shares owned by PRISA in the stock capital of Santillana (the “Santillana Pledge”); and (ii) the approval by the Senior Lenders, the Bridge Lenders, and the Subordinated Lender of the conditions required by DLJSAP Publishing Coöperatief U.A. on the document annexed to the Share Purchase Agreement dated 15 December 2009 and that is hereby attached as Annex VI to this Agreement.

The Senior Lenders, the Bridge Lenders and the Subordinated Lender hereby acknowledge and approve the conditions expressly listed in Annex VI (for the sake of clarity, they are not approving other conditions not expressly mentioned in Annex VI). Furthermore, the Agent is hereby authorised by each of the Senior Lenders, the Bridge Lenders and the Subordinated Lender, to sign any document that might be necessary or requested by DLJSAP Publishing Coöperatief U.A. for documenting the waiver and/or the approval of all the conditions expressly listed in Annex VI.

2.3	Disposal of a minority interest in DTS.

Distribuidora de Televisión Digital S.A. (“DTS”) is a 100% subsidiary of Sogecable and, indirectly, a 100% subsidiary of PRISA. PRISA has agreed
(i)	to restructure the corporate organization of Sogecable, and in particular, transfer the business operation of Digital + to DTS;

(ii)	that Sogecable will sell a 22% stake in DTS to Telefónica pursuant to the terms and conditions of a Share Purchase Agreement dated 25 November 2009; and

(iii)	that Sogecable will sell a further 22% stake in DTS to Telecinco, pursuant to the terms and conditions of a share purchase agreement dated 14 April 2010 entered into between Telecinco, Sogecable and PRISA.
The transactions described under (i), (ii) and (iii) above will be hereinafter referred to as the “Digital + Disposal”.

The total purchase price expected to be received by Sogecable is € 970 Million (of which €738 Million would be in cash and €232 Million would offset against the Telefónica Subordinated Debt).

3.	EQUITY RAISING.

PRISA has (i) entered into a business combination agreement on 5 March 2010 with Liberty whereby pursuant to a share exchange the Liberty shareholders will become holders of PRISA securities and PRISA will become the sole shareholder of Liberty and owner of its cash deposit; and (ii) announced a rights offering for an amount of € 150 Million to be offered for subscription in cash by its current shareholders.

The transaction referred to in (i) above will amount to a cash net amount in USD of not less than, once converted into EUR at an EUR/USD exchange rate of 1.364 and, together with the net proceeds effectively received by the Borrower as a consequence of the Rights Issue, € 450 Million, and is contingent on the Debt Restructuring being approved and certain other conditions.

Hereinafter, the transactions mentioned in (i) and (ii) above will be referred to as the “Equity Raising”.

4.	APPLICATION OF PROCEEDS DERIVED FROM THE TRANSACTIONS DESCRIBED IN THE SECOND AND THIRD CLAUSES AND LENDERS’ CONSENT.

4.0	Initial application of proceeds

Notwithstanding the application of proceeds rules stated under Clauses 4.1, 4.2 and 4.4 below, the parties hereto expressly agree that any proceeds obtained by PRISA under any of the transactions described in Clauses 4.1, 4.2 and 4.4 below up to €70,115,116.84 shall be applied first to pay in full the Amended December 2009 Instalment.

4.1	Regarding the Media Capital Disposal

4.1.1.	The Lenders, the Hedge Counterparties and the Subordinated Lender hereby agree to release part of the Media Capital Pledge, but only in relation to the required number of shares of Media Capital as to permit the sale by Vertix of such shares under the Media Capital Disposal free of liens and encumbrances.

This release will be conditional only upon the simultaneous receipt by Vertix of the Net Proceeds from the Media Capital Disposal and application of the funds as set out in Clause 4.1.2. below.

The Agent is hereby authorized by each of the Lenders, the Subordinated Lender and the Hedge Counterparties, once the conditions for the release of the Media Capital Pledge have been met to the satisfaction of the Agent, to sign any document that might be necessary for documenting the release of the Media Capital Pledge.

4.1.2.	The Senior Lenders and the Bridge Lenders consent to the Net Proceeds received by Vertix under this transaction being upstreamed to PRISA through the most efficient mechanism and to the extent legally possible and being applied by PRISA to the Amended December 2009 Instalment in an amount of €70,115,116.84.

It is expressly agreed that, if at the time on which the Media Capital Disposal is completed, the Amended December 2009 Instalment has already been paid, pursuant to the provisions of Clause 4.0, €70,115,116.84 of the Net Proceeds from the Media Capital Disposal shall be applied in prepayment of the Senior Facility Agreement and the Bridge Facility Agreement pro-rata amongst themselves (application of proceeds will be made against the Senior Facility Agreement scheduled amortisations in chronological order). Up to € 30 Million of the remaining Net Proceeds (following payment of the December 2009 Instalment) received from the Media Capital Disposal may be retained by PRISA. Any amount in excess of € 100 Million must be applied pro-rata against the Senior Facility Agreement and the Bridge Facility Agreement.

4.1.3.	PRISA accepts and undertakes to apply the Net Proceeds as set out in section 4.1.2 above within three (3) Business Days as from the date on which Vertix has effectively received such Net Proceeds.

4.2	Regarding the Santillana Disposal

4.2.1	The Lenders and the Subordinated Lender hereby agree to release (i) in full the Santillana Guarantee; and (ii) together with the Hedge Counterparties, part of the Santillana Pledge, but only in relation to the required number of shares of Santillana as to permit the sale by PRISA of such shares under the Santillana Disposal free of liens and encumbrances.

The releases under (i) and (ii) above will be conditional only upon the simultaneous receipt by PRISA of the Net Proceeds from the Santillana Disposal and application of the corresponding funds as set out in Clause 4.2.2. below.

The Agent is hereby authorized by each of the Lenders, the Subordinated Lender and the Hedge Counterparties, once the conditions for the release of the Santillana Guarantee and the Santillana Pledge in accordance with paragraphs (i) and (ii) above have been met to the satisfaction of the Agent, to sign any document that might be necessary for documenting the release of the Santillana Guarantee and Santillana Pledge.

4.2.2	The Lenders hereby consent to the Net Proceeds received by PRISA pursuant to the Santillana Disposal being applied as follows:
(i)	€ 108 Million to the mandatory prepayment of the Bridge Facility Agreement

(ii)	€ 97 Million to the mandatory prepayment of the amortisation instalment due under the Senior Facility Agreement for December 2010.

(iii)	€ 25 Million to be retained by PRISA for working capital purposes
It is expressly agreed that, if at the time on which the Santillana Disposal is completed, the Amended December 2009 Instalment is to be repaid with the funds obtained by PRISA from the Santillana Disposal, pursuant to the provisions of Clause 4.0, the amounts to be applied under paragraphs (i) and (ii) of this Section 4.2.2. shall be proportionally decreased in the same percentage than each of these amounts represent in the amount of €205 Million.

4.2.3	PRISA accepts and undertakes to apply the Net Proceeds on the way set out in section 4.2.2, and, in particular, to make the prepayments of the Senior Facility Agreement and the Bridge Facility Agreement before 30 June 2010.

4.3	Regarding the Digital + Disposal

4.3.1	The Lenders hereby consent to the Net Proceeds received by Sogecable pursuant to the Digital+ Disposal being applied as follows:
—	€ 232 Million to the prepayment of the Telefónica Subordinated Debt, which will be effected by way of set-off.

—	€ 734 Million to the mandatory prepayment of the Sogecable Syndicated Facility.
4.3.2	PRISA accepts and undertakes to take all necessary actions for Sogecable to apply the proceeds as set out in the preceding paragraph, and, in particular, to make the prepayments of the Sogecable Syndicated Facility on three (3) Business Days from the date on which Sogecable has effectively received such Net Proceeds.

4.4	Regarding the Equity Raising

4.4.1	The Lenders agree to the Net Proceeds received by PRISA under, or immediately following the completion of the Equity Raising, being applied as follows:
(i)	Up to € 230 Million to be retained by PRISA to be applied as follows:
(i)	€ 75 Million for working capital purposes;

(ii)	up to € 95 Million to be held in an escrow account with the Agent (the “Cost Reduction Account”) to fund the planned cost reduction plan (the “Cost Reduction Plan”) before 31 December 2011. Amounts shall only be released from the Cost Reduction Account upon the delivery to the Agent of a certificate (in form and substance satisfactory to the Agent (acting reasonably)) signed by a director or the chief financial officer of the Borrower confirming (i) the amounts to be paid and (ii) that these amounts are reflected in the Cost Reduction Plan.

If and to the extent that either the Cost Reduction Plan has not been completed by 31 December 2011, any balance remaining on the Cost Reduction Account shall be applied in prepayment of the Facilities in a pro-rata basis on 31 December 2011 (and

KPMG shall confirm that the amount to be applied in prepayment from the Cost Reduction Account is correct).

(iii)	up to € 60 Million to cover transaction costs, such amount to be used within one (1) month from the date on which the injection of the equity has taken place, and any remaining amount to be applied in a pro-rata prepayment of all amounts outstanding under the Senior Facility Agreement and the Bridge Facility Agreement on 30 July 2010.
On each of the date in which one month has elapsed from the date on which the injection of the equity has taken place and 31 December 2011, PRISA shall supply to the Agent, in sufficient copies for all the Lenders a certificate signed by either its Chief Financial Officer or a director providing reasonable detail and information on the amounts arising from the Equity Raising actually applied to that date to the purposes referred to in paragraphs (ii) and (iii) above.

(ii)	up to € 31 Million for the repayment of the bilateral loans set out in Annex VII to this Agreement, and to the extent that one or more bilateral loans listed therein have been extended or renewed, any remaining amount not applied for this purpose shall be applied in a pro-rata prepayment of all amounts outstanding under the Senior Facility Agreement and the Bridge Facility Agreement.

(iii)	the balance of the Equity Raising is to be applied in pro-rata prepayment of all amounts outstanding under the Senior Facility Agreement and the Bridge Facility Agreement.
The application of the above proceeds will be made against the Senior Facility Agreement scheduled amortisations in chronological order.

It is expressly agreed that, if at the time on which the Equity Raising is completed, the Amended December 2009 Instalment is to be repaid with the funds obtained by PRISA from the Equity Raising, pursuant to the provisions of Clause 4.0, the amount to be applied under paragraph (iii) of this Section 4.4.1. will be proportionally decreased. The amounts to be applied under paragraphs (i) and (ii) of this Section 4.4.1. will, in any case, remain unchanged.

4.4.2	PRISA accepts and undertakes to apply the proceeds on the way set out in section 4.4.1 and, in particular, to make the prepayments of the bilateral loans described under Annex VII to this Agreement, the Senior Facility Agreement and the Bridge Facility Agreement on three (3) Business Days from the date on which it has effectively received such proceeds.

4.5	Restructuring Fee (the “Restructuring Fee”)

PRISA will pay:

(i) to the Senior Lenders, through the Senior Agent, a Restructuring Fee of 0.75% over the outstanding amount of the Senior Facility Agreement, to be distributed among the Senior Lenders according to their participation in the Senior Facility Agreement; and

(ii) to the Bridge Lenders, through the Bridge Agent, a Restructuring Fee of 0.50% over the outstanding amount of the Bridge Facility Agreement, to be distributed among the Bridge Lenders according to their participation in the Bridge Facility Agreement.

The Restructuring Fee will be paid within one (1) Business Day from the date on which Condition 5 of Schedule 2 has been met and PRISA effectively receives the funds arising out of the Equity Raising.

5.	AMENDMENT OF THE BRIDGE FACILITY AGREEMENT

PRISA and the Bridge Lenders agree to modify the Bridge Facility Agreement pursuant to the terms and conditions of the Bridge Facility Amendment Agreement (the “Bridge Facility Amendment Agreement”), which is to be signed by PRISA and the Bridge Lenders on even date.

The Bridge Facility Maturity Date set out in the Amendment Agreement is extended in two steps and subject to the following conditions:

5.1	Interim Bridge Facility Maturity Date Extension

PRISA and the Bridge Lenders agree to extend the Bridge Facility Maturity Date until 30 July 2010 (the “Interim Bridge Facility Maturity Date Extension”), such extension coming into effect upon the Bridge Agent confirming to the Lenders that it has received from PRISA, on or before 19 April 2010, each of the documents listed in

Schedule 1, in each case in form and substance satisfactory to the Agent (the “Interim Conditions Precedent”).

In the event any of the Interim Conditions Precedent have not been met by 19 April 2010, it will be understood that the Bridge Facility Amendment Agreement has not become effective and that Bridge Facility Maturity Date remains unaltered and therefore the Bridge Facility Maturity Date is 19 April 2010.

5.2	Final Bridge Facility Maturity Date Extension

PRISA and the Bridge Lenders agree that, once the Interim Bridge Facility Maturity Date Extension has become effective and, if the conditions precedent listed in Schedule 2 (the “Final Conditions Precedent”) have been met on or prior to 30 July 2010 (and to this effect the Bridge Agent will have to confirm to the Lenders that it has received from PRISA, on or before 30 July 2010, each of the documents listed in Schedule 2 in each case in form and substance satisfactory to the Bridge Agent) the Bridge Facility Agreement shall be further amended on the term and conditions set out in the Schedule 2 part B of the Bridge Facility Amendment Agreement, such further amendment including an extension of the Bridge Facility Maturity Date until 19 May 2013 (the “Final Bridge Facility Maturity Date Extension”).

6.	AMENDMENT OF THE SENIOR FACILITY AGREEMENT

PRISA and the Senior Lenders agree to amend the Senior Facility Agreement pursuant to the terms and conditions of the Senior Facility Amendment Agreement (the “Senior Facility Amendment Agreement”), which is to be signed by PRISA and the Senior Lenders on even date.

Such amendment will become effective once the Final Conditions Precedent have been met on or prior to 30 July 2010 (and to this effect the Senior Agent will have to confirm to the Lenders that it has received from PRISA, on or before 30 July 2010, each of the documents listed in Schedule 2 in each case in form and substance satisfactory to the Agent).
6 BIS. AMENDMENT OF THE PRISA SUBORDINATED AGREEMENT
HSBC agrees there will be no improvement in the terms and conditions of the PRISA Subordinated Agreement, as long as PRISA’s existing bridge and syndicated loans under the Senior Facility Agreement and the Bridge Facility Agreement have not been repaid, refinanced, restructured or amended to improve its terms and conditions.

7.	EXTENSION OF THE BILATERAL FACILITIES MATURITY DATES

7.1.	PRISA, Santillana and the Bilateral Lenders, with the consent of the Senior Lenders, Bridge Lenders, Hedge Counterparties and the Subordinated Lender hereby agree to extend the maturity dates of the Bilateral Facilities Agreements subject to the same conditions applicable to the extension of the maturity date of the Bridge Facilities Agreement set out under Clause 5.1. and 5.2., that is to say, (i) until 30 July 2010, such extension being only conditional upon the conditions set out in Schedule 1 (the “Interim Bilateral Facilities Maturity Date Extension”) and, (ii) afterwards, until 19 May 2013, such extension being only conditional upon the conditions set out in Schedule 2 (the “Final Bilateral Facilities Maturity Date Extension”).

For the purpose of this Clause 7.1, by executing this Agreement Santillana is obliged to (and/or to make any of its subsidiaries to) carry out any actions and to grant any documents that may be necessary or appropriate to extend:
7.1.1	the ten promissory notes mentioned in Annex III B) 1) of this Agreement according to the laws of the State of New York;

7.1.2	the credit facility agreement whose current maximum amount is ten million US dollars (USD10,000,000) dated 17 July 2008, entered into with Santander and mentioned in Annex III B) 2) of this Agreement according to its applicable law, as soon as practicable.

7.2.	PRISA and Santillana hereby represent and warrant that as of the date of this Agreement they have not entered into any further bilateral facilities agreement other than those listed under Annex III.

7.3	Subject to the condition that the Final Bilateral Facilities Maturity Date Extension has become effective, the Bilateral Lenders will share the same guarantees and security than the Senior Lenders and the Bridge Lenders (the “Security”) and, for this purposes, they will enter on even date into the Guarantee and Security Agreement with PRISA and certain of its subsidiaries.

For the avoidance of doubt, the term Security includes both the currently existing guarantees and security in favour of the Senior Lenders and the Bridge Lenders and the New Security, as this term is defined in Clause 8 of this Agreement.

7.4.	It is expressly agreed that all the Bilateral Lenders (i) not being a Senior Lender or a Bridge Lender and (ii) that will share the Security on the terms and conditions set out in Section 7.3. above, will be deemed to have given its consent to the release of the appropriate guarantees and/ or security under the Security to the extent that all the Senior Lenders and the Bridge Lenders have agreed to do so following a request of PRISA and /or any of its subsidiaries to sale an asset which is secured under the Security.

7.5.	It is also expressly agreed, in accordance with the provisions of the Guarantee and Security Agreement, that any Bilateral Lender sharing the Security on the terms and conditions set out in Sections 7.3. or 7.4. above will not be entitled to declare, separately to the Senior Lenders and the Bridge Lenders (that is to say, to the extent that the Senior Lenders and the Bridge Lenders have not previously declared the early termination of the Senior Facility Agreement and the Bridge Facility Agreement), an early termination of its respective Bilateral Facility Agreement vis-à-vis PRISA as a consequence of an event of default under such Bilateral Facility Agreement, but will be only entitled to claim against PRISA separately to the Senior Lenders and the Bridge Lenders any amount due and unpaid by PRISA under the Bilateral Facility Agreement.

7.6	Notwithstanding what it has been agreed in Sections 7.1 to 7.4, Caixa Galicia hereby agrees to extend the Bilateral Facility Agreement mentioned in Annex III, (A)(6) for a maximum amount of four million euros (€4,000,000) (the “Caixa Galicia’s Bilateral”) in the terms set out in Section 7.3 only until 30 July 2010, and reserves the right to a further extension until 19 May 2013 also in the terms and conditions set out in Section 7.3.

If Caixa Galicia opts for the extension until 19 May 2013 they will send a notice to Prisa and the Agent and within 5 Business Days from the reception of such notice Prisa and Caixa Galicia will document such further extension on a public deed and once the extension until 19 May 2013 has been made, Prisa will grant the Security to Caixa Galicia under the same terms and conditions as those governing the Security for the rest of the Lenders and Hedge Counterparties in a pari passu basis with them.

For the avoidance of doubt Caixa Galicia’s Bilateral will not share the Security until the moment on which it is extended until 19 May 2013 and then Section 7.5 will also apply to Caixa Galicia.

8.	OBLIGATION OF PRISA TO GRANT NEW SECURITY

8.1	PRISA undertakes to grant in favour of the Lenders, the Hedge Counterparties and the Subordinated Lender (in this case on a subordinated basis), to the extent legally possible, on terms substantially similar to those set out in Clause 5 of the Guarantee and Security Agreement, and as security of the Lenders, the Hedge Counterparties and the Subordinated Lender:
(i)	a pari passu first ranking pledge over the shares owned by PRISA (or any other company of PRISA’s Group) in Unión Radio (the “Unión Radio New Security”).
8.2	Sogecable undertakes to grant in favour of the Lenders, the Hedge Counterparties and the Subordinated Lender (in this case on a subordinated basis), to the extent legally possible, on terms substantially similar to those set out in Clause 5 of the Guarantee and Security Agreement, and as security of the Lenders, the Hedge Counterparties and the Subordinated Lender:
(i)	a pari passu first ranking pledge over the shares that it will own in Telecinco once the Telecinco Capital Increase (as this term is defined in Clause 8.3) has been completed (the “Telecinco New Security”); and

(ii)	a pari passu first ranking pledge over the shares owned by Sogecable in DTS and representing 56% of the issued share capital of DTS, once the disposals described under Clause 2.3 above have been completed (the “Digital + New Security”).
The Digital + New Security, the Unión Radio New Security and the Telecinco New Security will be hereinafter referred to as the “New Security”.

8.3	(a) PRISA will grant the Unión Radio New Security immediately after the execution of this Agreement, as contemplated in Clause 6 of the Guarantee and Security Agreement (as this term is defined in Clause 9).

(b)	Sogecable will grant the Digital + New Security within one month from the date on which the application of proceeds set out in Clause 4.3.1. has been carried out and the Sogecable Facility Agreement has been fully repaid.

(c)	Sogecable will grant the Telecinco New Security within one month from the date on which the Telecinco Capital Increase has been registered in the Mercantile Registry. If on such date, the Sogecable Facility Agreement has not been yet fully repaid, Sogecable will have to grant the Telecinco New Security within one month from the date on which the Sogecable Facility Agreement has been fully repaid. For the purpose of this Clause, “Telecinco Capital Increase” means the increase of capital of Telecinco to be subscribed by Sogecable by means of the contribution in kind by Sogecable of Sogecuatro.

8.4	The Parties hereby expressly agree that in the event any financial institution enters into any interest rate hedging agreement with PRISA, in accordance with the terms of the Bridge Facility Agreement, these financial institutions will share the Security with the Senior Lenders, the Bridge Lenders and, if applicable, the Bilateral Lenders and, for such purposes, they will enter into the relevant guarantee and security agreements with PRISA and its relevant subsidiaries in terms and conditions similar to those set out under the Guarantee and Security Agreement.

8.5	For the avoidance of doubt, it is expressly agreed that the obligations assumed by PRISA, Vertix and Sogecable under Clauses 2.1, 4 and 8 under this Agreement have been a fundamental element for the Lenders to agree the terms of the Debt Restructuring set out under this Agreement; therefore, the breach by each of PRISA, Vertix and Sogecable of any of its obligations under this Agreement will be considered as a “condición resolutoria expresa” and will entitle the Senior Agent and the Bridge Agent, following the decision of the majority of the Lenders under the Senior Facilities Agreement, the Bridge Facilities Agreement and the Bilateral Facilities Agreements, to terminate this Agreement. For these purposes, it will be understood that the term “majority” means sixty six and two thirds per cent (66 2/3% ) of the outstanding amounts under the Senior Facilities Agreement, the Bridge Facilities Agreement and the Bilateral Facilities Agreements. Furthermore, such breach will be considered as an event of default under the Senior Facility Agreement, the Bridge Facility Agreement and each of the Bilateral Facilities Agreements, as amended.

9.	Ratification of guarantees and security

As far as the Senior Facility Agreement, the Bridge Facility Agreement and the Bilateral Facilities Agreements under Section 7.1 are amended as a consequence of PRISA entering into this Agreement, it is expressly agreed that the guarantees and security listed in Annex V, and to the extent they have not been released according to this Agreement, remain as guarantee and security of the Senior Facility Agreement, the Bridge Facility Agreement and the Bilateral Facilities Agreements as amended, and for these purposes the Parties will execute on even date an agreement for, among other purposes, the ratification of such guarantees and security in the terms set out under said agreement (the “Guarantee and Security Agreement”).
10.	GENERAL

10.1	Assignments and transfers

PRISA may not assign or transfer any of its rights or obligations under this Agreement.

If any Lender transfers or assigns its participation under the Facilities, it shall be understood that it transfer or assign its rights and obligations hereunder to such assignee or transferee, and in particular, it shall be understood that the assignee or transferee has consented in the terms provided for in Clause 4 in the same terms that the assignor.

10.2	Communications

Any communications to be made in connection with this Agreement shall be made in writing and in English and sent to the addressees at:
–	in the case of PRISA the address or facsimile number set out beneath its name on the signing pages of this Agreement;

–	in the case of the Agent, the address or facsimile number set out for such purposes in this Agreement;

–	in the case of the Lenders, the addresses or facsimile numbers provided to the Senior Agent or, as the case may be, the Bridge Agent prior to the date of this Agreement;

–	in the case of the Bilateral Lenders, the addresses or facsimile numbers set out for such purposes in each of the Bilateral Facilities;
Any communication delivered by one person to another under this Agreement will only be effective (a) if by way of fax, when received in legible form; or (b) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address and, if a particular department or officer is specified as part of its address details, if addressed to that department or officer.
Any communication to be made between any of the Lenders, the Bilateral Lenders and PRISA in connection with this Agreement may be made by electronic mail or other electronic means, if the relevant Party and PRISA:
(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their address or any other such information supplied by them.
Any electronic communication made between the Parties will be effective only when actually received in readable form.

10.3	Costs and Expenses

The Company shall promptly on demand pay the amount of all costs and expenses reasonably incurred by the Lenders in connection with the Debt Restructuring (including in connection with the negotiation, preparation, printing, execution, notarisation and perfection of this Agreement and any other documents referred to in this Agreement).

10.4	Amendments and Waivers

10.4.1	Any term of this Agreement relating to:
(a)	The obligation of Vertix to complete the Media Capital Disposal by not later than 31 December of 2010 as set out in second paragraph of Clause 2.1;

(b)	Clause 4;

(c)	The Final Bridge Facility Maturity Date Extension;

(d)	Clause 6;

(e)	Clause 7.1;

(f)	Clause 7.3;

(g)	Clause 8;

(h)	This Clause 10.4; and

(i)	Schedules 1 and 2 of this Agreement;
may be amended or waived only with the unanimous consent of the Lenders and the Hedge Counterparties.
Should an unanimous decision be requested in accordance with this Section, in the event that the consent of the Lenders and the Hedge Counterparties representing at least 85% of the outstanding amounts under the Facilities Agreements and the Hedge Agreements have been obtained, it will be considered that the Lenders and Hedge Counterparties representing the remaining 15% have tacitly consented, save that they have expressly denied the consent within 10 Business Days from the date on which they received a notification for these purposes.
For the purposes of determining the outstanding amount under the Hedging Agreements, the participations of each of the Hedge Counterparties shall be equal to:
(a)	in the event that the hedging agreement in instrumented in CMOF (Contrato Marco de Operaciones Financieras) format, the Amounts to be Paid (Cantidades a Pagar) that may become due and payable in case that the hedging contracted under the relevant Hedging Agreement were early terminated on the relevant date, being such date an Early Termination Date (Fecha de Vencimiento Anticipado) and Prisa the defaulting Party (Parte incumplidora). In any case such amounts shall be proved by the Hedging Agreement in accordance with the provisions of the Financial Transactions Master Agreement (Contrato Marco de Operaciones Financieras) published by the Spanish Association of Bankers (Asociación Española de Banca).

The terms Early Termination Date (Fecha de Vencimiento Anticipado) and Amounts to be Paid (Cantidades a Pagar), and the concept of defaulting Party (Parte incumplidora) shall have the meaning attributed to those terms in the Financial Transactions Master Agreement (Contrato Marco de Operaciones Financieras) published by the Spanish Association of Bankers (Asociación Española de Banca); or

(b)	in the event that the hedging agreement in instrumented in ISDA (International Swap and Derivatives Association) format, the Settlement Amounts that may become due and payable in case that the hedging contracted under the relevant Hedging Agreement were early terminated on the relevant date, being such date an Early Termination Date and Prisa the Defaulting Party. In any case such amounts shall be proved by the Hedging Agreement in accordance with the provisions of the ISDA Master Agreement published by the International Swap and Derivatives Association, Inc.

The terms Early Termination Date and Settlement Amounts, and the concept of Defaulting Party shall have the meaning attributed to those terms in the ISDA Master Agreement published by the International Swap and Derivatives Association, Inc.
10.4.2	Any other term of this Agreement not mentioned in paragraph 10.4.1 above may be amended and/or waived by the consent of the Lenders and the Hedge Counterparties representing at least 85% of the outstanding amounts under the Facilities Agreements and the Hedge Agreements. For this purpose calculation of this majority shall be made in accordance with Clause 10.4.1.
10.5	Faculties

In the event that any of the Lenders or the Hedge Counterparties is not entitled to grant to the Agent the representation faculties referred to in Clauses 2.2, 4.1.1 and 4.2.1 under this Agreement it shall be obliged to appear with the Agent, upon the request of the Agent, to formalise any actions or measures that should be required.

10.6	Governing Law and Jurisdiction

This Agreement and all non-contractual obligations arising from or connected with it are governed by Spanish law.

The courts of Madrid have exclusive jurisdiction to settle any dispute relating to non-contractual obligations arising from or in connection with this Agreement, or any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement.

11.	RAISING TO PUBLIC STATUS

The Parties commit themselves to raise this Agreement to a public status as of the date hereof.
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
INTERIM CONDITIONS PRECEDENT
1.	Evidence of the execution of the New Equity Investment Documents by all parties thereto and that they have not been terminated (unless they have terminated due to the merger and the share exchange referred to in the definition of New Equity Investment Documents contained in Clause 1.2 having been consummated);
2.	The Audited Consolidated Annual Financial Statements of the PRISA Group for the year ending December 2009, with no other qualification than the Final Bridge Facility Maturity Date Extension being conditional only upon satisfaction of the conditions precedent set out in Schedule 2.
3.	Execution of the Novation Agreement.
4.	Evidence that, in respect of PRISA and each other of its Subsidiaries party to this Agreement, each signatory has the necessary authority to execute on its behalf such this Agreement, the Senior Facility Amendment Agreement, the Bridge Facility Amendment Agreement and the Guarantee and Security Agreement.
5.	Evidence of the execution of (i) the Senior Facility Amendment Agreement; (ii) the Bridge Facility Amendment Agreement and (iii) the Guarantee and Security Agreement by all the parties thereto.
6.	In respect of this Agreement, the Senior Facility Amendment Agreement, the Bridge Facility Amendment Agreement and the Guarantee and Security Agreement, (i) a legal opinion of Clifford Chance S.L., legal advisers to the Agent in Spain as to the Spanish Law and (ii) a legal opinion of Macedo Vitorino, legal advisers to the Agent in Portugal as to the Portuguese law in connection with the Guarantee and Security Agreement as relates the ratification of the Media Capital Pledge and the extension of the Vertix Guarantee (as this term is defined in Recital (H) (iv) of the Guarantee and Security Agreement), in both cases in form and substance satisfactory to the Agent.
7.	Evidence of the execution of a share purchase agreement with Telecinco for the transaction identified under Clause 2.3 (ii) of this Agreement and confirmation that it has not been terminated.

SCHEDULE 2
FINAL CONDITIONS PRECEDENT
1.	Completion of the Santillana Disposal and application of proceeds in accordance with Clause 4.2.
2.	In relation to the sale of a minority stake in Media Capital, PRISA having provided signed binding heads of terms with buyer in accordance with the terms of Clause 2.1 of this Agreement or, in case such a sale has been ruled out, evidence that it has mandated initial public offering (IPO) banks.
3.	Payment of the Amended December 2009 Instalment.
4.	Receipt by PRISA of a cash net amount in USD of not less than, once converted into EUR at an EUR/USD exchange rate of 1.364 and together with the net proceeds effectively received by the Borrower as a consequence of the Rights Issue, € 450 Million arising out of the Equity Raising or obtained as a consequence of the Equity Raising and application of proceeds in accordance with Clause 4.4.
5.	In respect of Digital + New Security and Tele 5 New Security, and to the extent that such security have been granted in accordance with the Guarantee and Security Agreement, (a) evidence that the Digital + New Security and/or the Tele 5 New Security have been executed by signatories duly authorized; and (b) a legal opinion of Clifford Chance S.L., legal advisers to the Agent in Spain as to the Spanish Law in form and substance satisfactory to the Agent.
6.	Evidence that the Restructuring Fee has been paid or will be paid.
For the avoidance of doubt, each of the Parties to this Agreement acknowledges and agrees that a copy of the irrevocable instructions of PRISA to pay the Restructuring Fee within the relevant timeframe into the account notified by the Agent for this purpose, satisfies the above evidence.

PROMOTORA DE INFORMACIONES, S.A.

p.p.:	/s/ Juan Luis Cebrián

Mr. Juan Luis Cebrián Echarri

DIARIO EL PAÍS, S.L.

p.p.:	/s/ J.A. García Olea

Mr. José Ángel García Olea

VERTIX S.G.P.S., S.A.

p.p.:	/s/ M. Polanco

Mr. Manuel Polanco Moreno

GRUPO SANTILLANA DE EDICIONES, S.L.,

p.p.:	/s/ M.A. Cayuela Sebastián

Mr. Miguel Ángel Cayuela Sebastián

SOCIEDAD DE SERVICIOS RADIOFÓNICOS UNIÓN RADIO, S.L.

p.p.:	/s/ A.D. Teig

Mr. Augusto Delkader Teig

GRUPO EMPRESARIAL DE MEDIOS IMPRESOS, S.L.

p.p.:	/s/ José Ángel García Olea

Mr. José Ángel García Olea

SOGECABLE, S.A.

p.p.:	/s/ Pedro García Guillén

Mr. Pedro García Guillén

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

p.p.:	/s/ Jaime Lionel de Orueta Carvallo

Mr. Jaime Lionel de Orueta Carvallo

p.p.:	/s/ Teresa García- Agulló Bustillo

Ms. Teresa García- Agulló Bustillo

BANCO ESPAÑOL DE CRÉDITO, S.A.

p.p.:	/s/ Asier González Linaza

Mr. Asier González Linaza

p.p.:	/s/ Jose Carlos Fernández Sánchez

Mr. Jose Carlos Fernández Sánchez

BANCO SANTANDER, S.A.

p.p.:	/s/ L. E. Gutiérrez

Mr. Luis Estades Gutiérrez

p.p.:	/s/ V. Menéndez de Miguel

Mr. Víctor Menéndez de Miguel

BNP PARIBAS, S.A., SUCURSAL EN ESPAÑA

p.p.:	/s/ Carlos Gardeazábal Ortiz

Mr. Carlos Gardeazábal Ortiz

p.p.:	/s/ Carmen Pino Lozano

Ms. Carmen Pino Lozano

CAIXA D’ESTALVIS I PENSIONS DE BARCELONA

p.p.:	/s/ Carlos de Parias Halcón

Mr. Carlos de Parias Halcón

p.p.:	/s/ O. Sánchez Bargos

Mr. Oscar Sánchez Bargos

CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID

p.p.:	/s/ F.J. Fernández-Montes López-Morato

Mr. Francisco Javier Fernández-Montes López-Morato

p.p.:	/s/ J.L. García Pérez

Mr. José Luis García Pérez

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

p.p.:	/s/ C. Ballesteros Aranzana

Mr. Carlos Ballesteros Aranzana

p.p.:	/s/ B. Mata Maynaro

Mr. Bruno Mata Maynaro

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, SUCURSAL EN ESPAÑA

p.p.:	/s/ C. Ballesteros Aranzana

Mr. Carlos Ballesteros Aranzana

p.p.:	/s/ B. Mata Mayrano

Mr. Bruno Mata Maynaro

CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA

p.p.:	/s/ P. López-Quesada Fernández-Urrutia

Mr. Pedro López-Quesada Fernández-Urrutia

CITIBANK INTERNATIONAL PLC, LONDON BRANCH

p.p.:	/s/ Jesús Casas Cardenal

Mr. Jesús Casas Cardenal

HSBC BANK PLC, SUCURSAL EN ESPAÑA

p.p.:	/s/ Francisco J. Neira Menéndez

Mr. Francisco Javier Neira Menéndez

p.p.:	/s/ Mark Hall

Mr. Mark Hall

NATIXIS, SUCURSAL EN ESPAÑA

p.p.:	/s/ José Luis Sánchez García

Mr. José Luis Sánchez García

p.p.:	/s/ Pedro González

Mr. Pedro Aragonés González

THE ROYAL BANK OF SCOTLAND PLC

p.p.:	/s/ L. Moreno Salas

Mr. Luis Moreno Salas

p.p.:	/s/ Ignacio Castéjon Hernández

Mr. Ignacio Castéjon Hernández

BANCO BPI, SUCURSAL EN ESPAÑA

p.p.:	/s/ M. de Jesús Novo Ríos

Mr. Manuel de Jesús Novo Ríos

p.p.:	/s/ D. López Dorna

Mr. Domingo López Dorna

BANCO DE SABADELL, S.A.

p.p.:	/s/ M. Ángeles Fosar Mico

Ms. María Ángeles Fosar Mico

p.p.:	/s/ F. Javier González Moñux

Mr. Francisco Javier González Moñux

BANCO CAIXA GERAL, S.A.

p.p.:	/s/ M. Angel Yagües Vega

Mr. Manuel Angel Yagües Vega

p.p.:	/s/ F. J. Pareja Santana

Mr. Francisco Javier Pareja Santana

BANKINTER, S.A.

p.p.:	/s/ J. M. Ochorrearte Goicoechea

Mr. Juan Miguel Ochorrearte Goicoechea

p.p.:	/s/ J. de las Sías Capa

Mr. Jesús de las Sías Capa

CAIXA BANCO DE INVESTIMENTO, S.A. SUCURSAL FINANCEIRA EXTERIOR

p.p.:	/s/ M. Sánchez Balsera

Ms. María Sánchez Balsera

p.p.:	/s/ A. Martín Lareu

Ms. Ana Martín Lareu

CAJA DE AHORROS DE GALICIA

p.p.:	/s/ A. Bermúdez Cachaza

Mr. Arturo Bermúdez Cachaza

COÖPERATIEVE CENTRALE RAIFEEISEN-BOERENLEENBANK, B.A., SUCURSAL EN ESPAÑA

p.p.:	/s/ Marco A. Blanco García

Mr. Marco Alfonso Blanco García

p.p.:	/s/ María Sabugal

Ms. María Sabugal Méndez-Trelles

FORTIS BANK, S.A., SUCURSAL EN ESPAÑA

p.p.:	/s/ Ignacio Mori

Mr. Ignacio Mori Aldeanueva

p.p.:	/s/ Fernando Alfaro de la Herrán

Mr. Fernando Alfaro de la Herrán

BANCO ITAÚ EUROPA, S.A.- LONDON BRANCH

p.p.:	/s/ Rafael Navarro

Mr. Rafael Navarro Navarro

CAJA DE AHORROS DEL MEDITERRÁNEO

p.p.:	/s/ Ignacio Cubillo

Mr. Ignacio Cubillo Santamaría

COMMERZBANK ATKIENGESELLSCHAFT, SUCURSAL EN ESPAÑA

p.p.:	/s/ S. Abdo

Mr. Suheil Abdo

p.p.:	/s/ J.R. Smith

Mr. Jeffrey Reginald Smith

SOCIÉTÉ GÉNÉRALE, S.A.

p.p.:	/s/ F.A. Ortiz

Mr. Fernando Arsuaga Ortiz de Zarate

p.p.:	/s/ L.P. Damlaimcourt

Mr. Lucas Pablo Damlaimcourt Brazier

BANCA MARCH, S.A.

p.p.:	/s/ Enrique Vinuesa Mayoral

Mr. Enrique Vinuesa Mayoral

p.p.:	/s/ Carlos Peralta Masa

Mr. Carlos Peralta Masa

BANCA MONTE DEI PASCHI DI SIENA SpA, SUCURSAL DE LONDRES

p.p.:	/s/ Francisco J. Neira Menéndez

Mr. Francisco Javier Neira Menéndez

p.p.:

Mr. Mark Hall

BANCO PASTOR, S.A.

p.p.:	/s/ Pablo Rengifo Blanch

Mr. Pablo Rengifo Blanch

BANCO POPULAR ESPAÑOL, S.A.

p.p.:	/s/ Ana Cáceres Ares

Ms. Ana Cáceres Ares

p.p.:	/s/ Arnaldo Juan Alberti Esteban

Mr. Arnaldo Juan Alberti Esteban

BILBAO BIZKAIA KUTXA, AURREZKI KUTXA ETA BAHITETXA

p.p.:	/s/ Rafael Martín Asensio

Mr. Rafael Martín Asensio

p.p.:	/s/ Victoria Eugenia Pardo García

Ms. Victoria Eugenia Pardo García

CAIXA DE AHORROS DE VIGO, OURENSE E PONTEVEDRA (CAIXANOVA)

p.p.:	/s/ Arancha Sánchez Muñiz

Ms. Arancha Sánchez Muñiz

CAJA DE AHORROS DE VALENCIA, CASTELLÓN Y ALICANTE, BANCAJA

p.p.:	/s/ José Manuel Gómez Soler

Mr. José Manuel Gómez Soler

CAJA DE AHORROS DE VITORIA Y ÁLAVA

p.p.:	/s/ Abel María González Martín

Mr. Abel María González Martín

CAJA DE AHORROS Y MONTE DE PIEDAD DE ZARAGOZA, ARAGÓN Y RIOJA

p.p.:	/s/ Eduardo Vélez Criado

Mr. Eduardo Vélez Criado

BANCO ESPIRITO SANTO S.A., SUCURSAL EN ESPAÑA

p.p.:	/s/ Jacobo Mariano García-Loygorri Suárez- Infiesta

Mr. Jacobo Mariano García-Loygorri Suárez- Infiesta

p.p.:	/s/ Miguel Ángel Hicar Fuster

Mr. Miguel Ángel Hicar Fuster

BANCO COOPERATIVO ESPAÑOL, S.A.

p.p.:	/s/ María Pilar Villaseca Pérez

Ms. María Pilar Villaseca Pérez

p.p.:	/s/ Ignacio Benlloch Fernández-Cuesta

Mr. Ignacio Benlloch Fernández-Cuesta

MONTE DE PIEDAD Y CAJA GENERAL DE AHORROS DE BADAJOZ

p.p.:	/s/ Pablo Albaladejo González

Mr. Pablo Albaladejo González

BANKOA, S.A.

p.p.:	/s/ María José Fernández-Torija Oyón

Ms. María José Fernández-Torija Oyón

p.p.:	/s/ Francisco Berdial Riaza

Mr. Francisco Berdial Riaza

BANK AUDI SARADAR FRANCE

p.p.:	/s/ Francisco Javier Neira Menéndez

Mr. Francisco Javier Neira Menéndez

p.p.:	/s/ Mark Hall

Mr. Mark Hall

CAJA DE AHORROS DE ASTURIAS

p.p.:	/s/ Rafael Caruana Careaga

Mr. Rafael Caruana Careaga

CAJA DE AHORROS Y MONTE DE PIEDAD DE SEGOVIA

p.p.:

Mr. Fernando Madrid Albarran

p.p.:

Ms. Belén Paula Fernández

p.p.:	/s/ Antonio Suárez García

Mr. Antonio Suárez García

HSBC BANK PLC

p.p.:	/s/ Francisco Javier Neira Menéndez

Mr. Francisco Javier Neira Menéndez

p.p.:	/s/ Mark Hall

Mr. Mark Hall

INSTITUTO DE CRÉDITO OFICIAL

p.p.:	/s/ Noelia López García

Ms. Noelia López García

ANNEX I
LIST OF SENIOR LENDERS

CAJA DE AHORROS Y MONTE DE PIEDAD DE ZARAGOZA, ARAGÓN Y RIOJA (IBERCAJA)
BANCO ESPIRITO SANTO, S.A., Sucursal en España
BANCO SANTANDER, S.A
BANCO COOPERATIVO ESPAÑOL, S.A.
BANCO ITAÚ EUROPA, S.A. — LONDON BRANCH
BANCA MARCH, S.A.
BANCO PASTOR, S.A.
BANCO POPULAR ESPAÑOL, S.A.
BANCO DE SABADELL, S.A.
CAJA DE AHORROS DE VALENCIA, CASTELLÓN Y ALICANTE, BANCAJA
BANCO ESPAÑOL DE CRÉDITO, S.A.
BANK AUDI SARADAR FRANCE
BANKINTER, S.A.
BANKOA, S.A.
BANCO BIZKAIA KUTXA, AURREZKI KUTXA ETA BAHITETXEA
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
BNP PARIBAS, S.A., SUCURSAL EN ESPAÑA
BANCO BPI, S.A. SUCURSAL EN ESPAÑA
CAIXA DE AHORROS DE GALICIA
BANCO CAIXA GERAL, S.A.
CAIXA BANCO DE INVESTIMENTO SUCURSAL FINANCIERA EXTERIOR
CAIXA DE AFORROS DE VIGO, OURENSE E PONTEVEDRA (CAIXANOVA)
CAJA DE AHORROS DE ASTURIAS

MONTE DE PIEDAD Y CAJA GENERAL DE AHORROS DE BADAJOZ
CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID
CAJA DE AHORROS Y MONTE DE PIEDAD DE SEGOVIA
CAJA DE AHORROS DE VITORIA Y ÁLAVA
CALYON, SUCURSAL EN ESPAÑA
CAJA DE AHORROS DEL MEDITERRÁNEO
CITIBANK INTERNATIONAL, PLC, Sucursal en España
COMMERZBANK AKTIENGESELLSCHAFT, SUCURSAL EN ESPAÑA
FORTIS BANK, S.A., SUCURSAL EN ESPAÑA
HSBC BANK PLC, SUCURSAL EN ESPAÑA
INSTITUTO DE CRÉDITO OFICIAL
CAIXA D’ESTALVIS I PENSIONS DE BARCELONA.
BANCA MONTE DEI PASCHI DI SIENA SPA, SUCURSAL EN LONDRES
NATIXIS, SUCURSAL EN ESPAÑA
COOPERATIVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A., SUCURSAL EN ESPAÑA
THE ROYAL BANK OF SCOTLAND PLC
SOCIÉTÉ GÉNÉRAL, S.A.

ANNEX II — BRIDGE LENDERS
BANCO ESPAÑOL DE CRÉDITO, S.A (BANESTO)
BANCO SANTANDER, S.A. (SANTANDER)
BNP PARIBAS, SUCURSAL EN ESPAÑA
CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID (CAJA MADRID)
CAIXA D’ESTALVIS I PENSIONS DE BARCELONA (CAJA DE AHORROS Y PENSIONES DE BARCELONA) (LA CAIXA)
HSBC BANK PLC
HSBC BANK PLC, SUCURSAL EN ESPAÑA
NATIXIS, SUCURSAL EN ESPAÑA

ANNEX III — BILATERAL FACILITIES AGREEMENTS
A)	Bilateral facilities agreement entered into by Prisa (as amended and/or extended from time to time):
1.	Credit facility agreement whose current maximum amount is twenty million euros (€20,000,000) dated 29 July 2002 and entered into with BBVA;

2.	Credit facility agreement whose current maximum amount is twenty five million euros (€25,000,000) dated 1 June 2009 and entered into with la Caixa;

3.	Credit facility agreement whose current maximum amount is twenty million euros (€20,000,000) dated 27 November 2008 and entered into with Santander;

4.	Credit facility agreement whose current maximum amount is twenty five million euros (€25,000,000) dated 17 October 2002 and entered into with Banesto;

5.	Credit facility agreement whose current maximum amount is twenty five million euros (€25,000,000) dated 7 October 2002 and entered into with Caja Madrid;

6.	Credit facility agreement whose current maximum amount is five million euros (€5,000,000) dated 12 March 2009 and entered into with Caixa Galicia;

7.	Credit facility agreement whose current maximum amount is fifteen million euros (€15,000,000) dated 1 June 2007 and entered into with Sabadell; and

8.	Credit facility agreement whose current maximum amount is fifteen million euros (€15,000,000) dated 21 November 2002 entered into with Bankinter.
B)	Bilateral facilities agreement entered into by Santillana (as amended and/or extended from time to time):
1.	Ten promissory notes issued by Santillana and/or companies of the Santillana group under the State of New York law and covered by the letter of guarantee granted by Santillana on 19 April 2010 whose maximum amount is up to eighteen million five hundred and fifty thousand US Dollars (USD 18,550,000) (USD 18,550,000);

2.	Credit facility agreement whose current maximum amount is ten million US dollars (USD10,000,000) dated 17 July 2008 and entered into with Santander; and

3.	Credit facility agreement whose current maximum amount is twenty million US dollars (USD20,000,000) with maturity date on 30 October 2009 and entered into with Sabadell.

ANNEX IV — HEDGING AGREEMENTS
1.	Hedging agreement entered into with HSBC and instrumented by means of a confirmation dated 30 May 2006 named rate swap transaction confirmation in CMOF (Contrato Marco de Operaciones Financieras) format, with reference number 483206MD;

2.	Hedging agreement entered into with Banesto dated 13 June 2006, instrumented by means of a confirmation in CMOF (Contrato Marco de Operaciones Financieras) format, with reference number 4730011941;

3.	Hedging agreement entered into with BNP Spain dated 13 June 2006 and instrumented by means of a confirmation named interest rate swap transaction in CMOF (Contrato Marco de Operaciones Financieras) format, with reference number 2070462/MD2070462;

4.	Hedging agreement entered into with la Caixa dated 15 June 2006 instrumented by means of a confirmation in CMOF (Contrato Marco de Operaciones Financieras) format, with reference number 478790/ 478880/ 478890/ 478900/ 478910/ 478920/ 478930;

5.	Hedging agreement entered into with Caja Madrid dated 30 May 2006 instrumented by means of a confirmation named interest rate swap confirmation in CMOF (Contrato Marco de Operaciones Financieras) format, with reference number 84928 84874 84884;

6.	Hedging agreement entered into with Santander instrumented by means of a confirmation dated 30 May 2006 in CMOF (Contrato Marco de Operaciones Financieras) format, with reference number 71189.21;

7.	Hedging agreement entered into with Banco Bilbao Vizcaya Argetaria, S.A. dated 12 June 2006 and instrumented by means of a confirmation named swap+collar confirmation in CMOF (Contrato Marco de Operaciones Financieras) format, with reference number B00001142965;

8.	Hedging agreement entered into with Citibank London instrumented by means of a confirmation dated 22 March 2006 in ISDA (Internacional Swaps and Derivatives Association, Inc.) format, with reference number 6427; and

9.	Hedging agreement entered into with Calyon dated 31 May 2006 instrumented by means of a confirmation in CMOF (Contrato Marco de Operaciones Financieras) format, with reference number 967480C / P06129SRAT.

ANNEX V

	Senior		Subordinated	Bilateral
	Lenders	Bridge Lenders	Lender	Lenders
El País Guarantee	X	X	X
GMI Guarantee	X	X	X
Santillana Guarantee	X	X	X	X
Unión Radio Guarantee	X
Vertix Guarantee	X	X	X	X (except for BBVA)

	Senior	Bridge	Hedging	Subordinated	Bilateral
	Lenders	Lenders	Counterparties	Lender	Lenders
Sogecable Pledge	X	X	X	X
Media Capital Pledge	X	X	X	X
Santillana Pledge	X	X	X	X	X

ANNEX VI — DOCUMENT ANNEXED TO THE SANTILLANA SHARE
PURCHASE AGREEMENT DATED 15 DECEMBER 2009
“De acuerdo con lo previsto en la Cláusula 3.1 (i) y (ii) del Acuerdo de Inversión del que el presente Anexo es parte integrante, para la perfección de la compraventa los Bancos Acreedores de Prisa deberán autorizar las actuaciones previstas en el Acuerdo de Inversión y en el Pacto de Socios y por consiguiente renunciar expresamente a las siguientes obligaciones asumidas por Prisa y/o Santillana en el marco de los contratos de financiación que se especifican a continuación.
Asimismo, los Bancos Acreedores de Prisa deberán declarar que, una vez renunciadas las obligaciones contraídas por Santillana a las que se refieren los siguientes apartados, esta sociedad quedará completamente liberada de cualesquiera garantías u obligaciones de toda índole en relación a los contratos de financiación que se especifican en este Anexo.
1. CONTRATO DE FINANCIACIÓN SENIOR DE FECHA 19 DE MAYO DE 2006 SUSCRITO, ENTRE OTROS, POR PRISA COMO ACREDITADA Y HSBC BANK PLC, SUCURSAL EN ESPAÑA COMO AGENTE (el “Contrato de Financiación Senior”)
Los Bancos Acreedores de Prisa deberán declarar su conocimiento y aceptación del contenido del Acuerdo de Inversión y del Pacto de Socios y renunciar a exigir a Santillana el cumplimiento de cualesquiera de las obligaciones bajo el Contrato de Financiación Sénior que pudiera impedir a cada una de las partes la ejecución de sus derechos y obligaciones bajo los mencionados Pacto de Socios o el Acuerdo de Inversión de acuerdo con sus propios términos, en particular:
i. Renunciar a cualquier restricción contractual que pueda limitar o impedir de cualquier modo la aprobación y reparto del Dividendo Preferente por Santillana y los eventuales importes que habiéndose devengado en concepto de Dividendo Preferente en ejercicios anteriores (y, por tanto, acumulado) estén pendientes de pago, más sus intereses, a favor de los socios titulares de participaciones de Tipo B de Santillana.
ii. Renunciar a cualquier restricción contractual que pueda limitar o impedir de cualquier modo que PRISA compense a Santillana en concepto de indemnizaciones por Daños, conforme a lo dispuesto en la cláusula 9.2 del Acuerdo de Inversión.
iii. Eliminar la obligación por parte de Santillana de constituir una garantía a primer requerimiento que garantice el cumplimiento de las obligaciones de pago de PRISA contenida en el Contrato de Financiación Sénior y cancelar, específicamente, la garantía personal otorgada el 14 de mayo de 2009.
iv. Aceptar el contenido del contrato de prestación de servicios de centralización de tesorería (cash pooling) cuyos términos y condiciones figuran como Anexo 2 al Pacto de Socios.
2. CONTRATO DE FINANCIACIÓN PUENTE DE 20 DE DICIEMBRE DE 2007 SUSCRITO, ENTRE OTROS, POR PRISA COMO ACREDITADA Y HSBC BANK PLC, SUCURSAL EN ESPAÑA COMO AGENTE (el “Contrato de Financiación Puente”)
En el caso de que Santillana se hubiera adherido a este Contrato en condición de garante, Los Bancos Acreedores de Prisa deberán declarar conocer el contenido del Acuerdo de Inversión y del Pacto de Socios y renunciar a exigir a Santillana el cumplimiento de cualesquiera de las obligaciones bajo el Contrato de Financiación Puente que impidieran a cada una de las partes la ejecución de sus derechos y obligaciones bajo los mencionados Pacto de Socios o el Acuerdo de Inversión de acuerdo con sus propios términos, en particular:
i. Renunciar a cualquier restricción contractual que pueda limitar o impedir de cualquier modo la aprobación y reparto del Dividendo Preferente por Santillana y los eventuales importes que habiéndose devengado en concepto de Dividendo Preferente en ejercicios anteriores (y, por tanto, acumulado) estén pendientes de pago, más sus intereses, a favor de los socios titulares de participaciones de Tipo B de Santillana.
ii. Renunciar a cualquier restricción contractual que pueda limitar o impedir de cualquier modo que PRISA compense a Santillana en concepto de indemnizaciones por Daños, conforme a lo dispuesto en la cláusula 9.2 del Acuerdo de Inversión.
iii. Eliminar la obligación por parte de Santillana de constituir una garantía a primer requerimiento que garantice el cumplimiento de las obligaciones de pago de PRISA contenida en el Contrato de Financiación Puente y cancelar, específicamente, la garantía personal otorgada el 14 de mayo de 2009.

v. Aceptar el contenido del contrato de prestación de servicios de centralización de tesorería (cash pooling) cuyos términos y condiciones figuran como Anexo 2 al Pacto de Socios.
3. PRENDA SOBRE LAS PARTICIPACIONES DE SANTILLANA, OTORGADA EN ESCRITURA PÚBLICA EL DÍA 15 DE MAYO DE 2009 ANTE EL NOTARIO DE MADRID D. RODRIGO TENA ARREGUI, CON EL NÚMERO 1.159 DE ORDEN DE SU PROTOCOLO
i. Necesidad de autorizar la transformación de las participaciones que serán objeto de la compraventa en Participaciones Privilegiadas, así como las modificaciones estatutarias previstas en el Acuerdo de Inversión y el Pacto de Socios.
ii. Necesidad de liberar la prenda sobre las participaciones objeto de la compraventa.”
English translation for information purposes:
“In accordance with the provisions of Clause 3.1 (i) and (ii) of the Investment Agreement of which this Annex is an integral part, in order to complete the sale, Prisa’s Creditor Banks must authorize the actions set out in the Investment Agreement and the Shareholder Agreement and therefore expressly waive the following obligations assumed by Prisa and / or Santillana within the framework of the financing contracts as specified below.
Likewise, Prisa’s Lenders must declare that, once they have waived Santillana’s obligations as referred to in the following paragraphs, the company will be entirely released from whichever guarantees or obligations of any type related to the financing agreements that are specified in this Appendix.
1. SENIOR SYNDICATED AGREEMENT DATED 19TH MAY, 2006 ENTERED INTO BY, AMONGST OTHERS, PRISA AS OBLIGOR AND HSBC BANK PLC, BRANCH IN SPAIN AS AGENT (“SENIOR SYNDICATED FACILITY”)
Prisa’s Senior Lenders must declare their acknowledgement of, and agreement to, the content of the Investment Agreement and the Shareholder Agreement and waive the requirement for Santillana to comply with any obligation under the Senior Syndicated Facility that could prevent each and any of the parties from enforcing their rights and obligations under the aforementioned Shareholder Agreement or Investment Agreement, in accordance with their respective terms, in particular:
i. Waive any contractual restrictions that may limit or prevent in any way the approval and allocation of the Preferred Dividend by Santillana and any amounts having been earned in respect of Preferred Dividends in prior years (and therefore aggregated) which remain unpaid, plus interest, for Type B shareholders in Santillana.
ii. Waive any contractual restrictions that may limit or prevent PRISA in any way from making payment to Santillana as compensation for damages, as provided in Section 9.2 of the Investment Agreement.
iii. Eliminate the obligation for Santillana to constitute a guarantee of first resort in securing the fulfillment of Prisa’s payment obligations contained in the Bridge Financing Agreement, and to cancel, specifically, the personal guarantee given on 14 May 2009.
iv. Accept the contents of the cash pooling agreement, whose terms and conditions are set out in Annex 2 of the Shareholder Agreement.
2. BRIDGE FINANCING AGREEMENT OF 20 DECEMBER 2007 ENTERED INTO BY, AMONG OTHERS, PRISA AS OBLIGOR AND HSBC BANK PLC, BRANCH IN SPAIN, AS AGENT (the “Bridge Financing Agreement”)
In the event that Santillana should accede to this Agreement as guarantor, Prisa’s creditor banks must declare their acknowledgement of, and agreement to, the content of the Investment Agreement and the Shareholder Agreement and waive the requirement for Santillana to comply with any obligation under the Bridge Financing Agreement that could prevent each and any of the parties from enforcing their rights and obligations under the aforementioned Shareholder Agreement or Investment Agreement, in accordance with their respective terms, in particular:
i. To waive any contractual restrictions that may limit or prevent in any way the approval and allocation of the Preferred Dividend by Santillana and any amounts having been earned in respect of Preferred Dividends in prior years (and therefore aggregated) which remain unpaid, plus interest, for Type B shareholders in Santillana.

ii. To waive any contractual restrictions that may limit or prevent PRISA in any way from making payment to Santillana as compensation for damages, as provided in Section 9.2 of the Investment Agreement.
iii. To eliminate the obligation for Santillana to constitute a guarantee of first resort in securing the fulfillment of Prisa’s payment obligations contained in the Bridge Financing Agreement, and to cancel, specifically, the personal guarantee given on 14 May 2009.
iv. To accept the contents of the cash pooling agreement, whose terms and conditions are set out in Annex 2 of the Shareholder Agreement.
3. PLEDGE OVER SANTILLANA SHARES, NOTARIZED ON 15 MAY 2009 BEFORE THE NOTARY OF MADRID MR. RODRIGO TENA ARREGUI, HOLDING ORDER PROTOCOL NUMBER 1159.
i. It is necessary to authorize the conversion of the shares which are the object of the sale of preference shares, as well as statutory amendments foreseen under the Investment Agreement and the Shareholder Agreement.
ii. It is necessary to release the pledge over the shares which are the object of the sale.”

ANNEX VII

		EUR’000 FALLING
BORROWER	LENDER	DUE IN 2010	RATIONALE FOR REPAYMENT
MEGLO — Media Global, SGPS, S.A.	Caixa Geral Depósitos	5,000	Subsidiary of Media Capital. Invoice discounting facilities terminating in 2010.
MEGLO — Media Global, SGPS, S.A.	Banco BPI	7,500
Tesela P.C. Srl	Santander	600	Subsidiary of Media Capital. Amortising term loans which finance Tesela’s movie production activities
Tesela P.C. Srl	Santander	142
Moderna (Brasil)	Banco do Brasil	1,919	Santillana group companies. Facilities assigned to specific business campaigns. Prisa’s will endeavour to renew, however facilities are not with core Prisa level banks
Moderna (Brasil)	Banco Bradesco Brasil	2,687
Santillana del Pacifico (Chile)	Banco de Chile	124
Santillana (Colombia)	Banco de Crédito	795
Richmond (Colombia)	Banco de Crédito	568
Santillana Venezuela, S.A.	Bancaribe	1,587
Dagata (Colombia)	Banco Davivienda	430
Pretesa	Caja Madrid	2,667	‘Localia’ FTA channel business. Amounts falling due are scheduled amortisations under existing facilitities, which cannot be renewed as this operation has closed down
Pretesa	Natixis	5,333
57 other small lines	Various	1,517
	TOTAL EURm FALLING DUE:	30,870
Note: Prisa is attempting to renew the facilities detailed above. To the extent that these loans, or a element thereof, are extended, then the relevant proceeds will be applied in pro rata prepayment of the Syndicated and Eridge Facilities